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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CARGURUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 27, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of CarGurus, Inc., which will be held virtually on Tuesday, June 7, 2022 at 3:00 p.m., eastern time, conducted via live audio webcast at www.virtualshareholdermeeting.com/CARG2022.

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the internet, we are posting the proxy materials on the internet and delivering to our stockholders a Notice of Internet Availability of Proxy Materials. This delivery process will allow us to provide stockholders with the information they need quickly and efficiently, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 27, 2022, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access or request a copy of our Proxy Statement for the 2022 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2021.

The Notice of Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Please review the instructions in the proxy materials regarding each of these voting options.

Thank you for your ongoing support of CarGurus.

Very truly yours,

Jason Trevisan

Chief Executive Officer and Director

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2022

The 2022 Annual Meeting of Stockholders of CarGurus, Inc. (the “Annual Meeting”) will be held on Tuesday, June 7, 2022 at 3:00 p.m., eastern time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online, just as you could at an in-person meeting. We believe that a virtual stockholder meeting provides greater access for those who may want to attend the Annual Meeting and therefore we have chosen this approach over an in-person meeting.

The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2022 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). At the Annual Meeting, stockholders will consider and act upon the following matters:

1.
To elect three Class II directors nominated by our Board of Directors, each to serve for a term ending in 2025, or until their respective successors have been duly elected and qualified;
2.
To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2022;
3.
To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers; and
4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record on our books at the close of business on April 12, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the question and answer titled “How do I vote?” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting, we urge you to take the time to read our proxy materials and vote your shares.

By Order of the Board of Directors,

Scot Fredo

Chief Financial Officer, Treasurer and Secretary

April 27, 2022

CARGURUS, INC.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

PROXY STATEMENT

For the Annual Meeting of Stockholders on June 7, 2022

This Proxy Statement and related materials are being furnished to you on the internet, or at your request a printed version will be delivered to you by mail, in connection with the solicitation of proxies by our Board of Directors (“Board of Directors”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, June 7, 2022 at 3:00 p.m., eastern time, and at any adjournment or postponement thereof. You are entitled to vote if you were a stockholder of record as of the close of business on April 12, 2022. As used in this Proxy Statement, the terms “CarGurus,” “the Company,” “we,” “us,” and “our” mean CarGurus, Inc. unless the context indicates otherwise.

We are providing access to our proxy materials on the internet. Commencing on April 27, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder, and a printed copy of our proxy materials to stockholders who requested them. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, the materials will include a proxy card for the Annual Meeting.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted for the three Class II director nominees and in favor of Proposals 2 and 3.

We are first making available this Proxy Statement and the accompanying proxy card to stockholders on or about April 27, 2022.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?

A. We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting to be held virtually on Tuesday, June 7, 2022 at 3:00 p.m., eastern time.

Q. What proposals am I voting on?

A. There are three proposals scheduled for a vote:

•
Proposal 1: the election of three Class II directors;
•
Proposal 2: the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2022; and
•
Proposal 3: a non-binding advisory vote to approve the compensation of our Named Executive Officers.

Q. Who can vote at the Annual Meeting?

A. Our Board of Directors has fixed April 12, 2022 as the record date for the Annual Meeting. If you were a stockholder of record as of the close of business on the record date, you are entitled to vote (including by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof. On the record date, we had 102,326,152 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 15,999,173 shares of Class B common stock outstanding (each of which entitles its holder to ten votes per share).

Q. How do I attend the Annual Meeting?

A. The Annual Meeting will be held virtually on Tuesday, June 7, 2022 at 3:00 p.m., eastern time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2022 and entering your 16-digit control number (included on the Notice mailed to you). Information on how to vote during the Annual Meeting is discussed below.

Q. Can I attend the Annual Meeting in person?

A. We will be hosting the Annual Meeting via live audio webcast on the internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CARG2022, where you can also vote online. The webcast will start at 3:00 p.m., eastern time, on June 7, 2022 but we encourage stockholders to access the Annual Meeting online prior to its scheduled start time. Stockholders may vote while connected to the Annual Meeting on the internet. In order to do so, you will need the 16-digit control number included on the Notice mailed to you. Please be aware that you bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen.

Q. Can I ask questions during the Annual Meeting?

A. Yes. Stockholders may submit questions during the Annual Meeting via the internet at www.virtualshareholdermeeting.com/CARG2022 after logging in with the 16-digit control number included on the Notice mailed to you. We will endeavor to answer as many questions pertinent to Annual Meeting matters as time permits, but we do not intend to address any questions that are not pertinent to Annual Meeting matters. Questions that are substantially similar may be grouped, summarized and answered together to avoid repetition.

Q. If I am unable to attend the virtual Annual Meeting, can I listen to the Annual Meeting by telephone?

A. No. The Annual Meeting is only accessible via the live audio webcast at www.virtualshareholdermeeting.com/CARG2022. If you are unable to join the live audio webcast, a recording will be available on www.virtualshareholdermeeting.com within 24 hours after the meeting concludes.

Q. What happens if the meeting is postponed or adjourned?

A. Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Q. How do I vote?

A. If your shares are registered directly in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at www.proxyvote.com. Use the vote control number printed on your Notice to access your account and vote your shares. You must specify how you want your shares voted or your internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. You must submit your internet proxy before 11:59 p.m., eastern time, on June 6, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2) By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., eastern time, on June 6, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3) By Mail: If you requested printed copies of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge. Your shares will be voted according to your instructions. Broadridge must receive the proxy card not later than June 6, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

If you mail in your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2022: You may attend the Annual Meeting via the internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit internet or telephonic voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2022: You may contact your broker or other nominee who holds your shares to obtain a broker’s proxy. A broker’s proxy is not the form of proxy enclosed with this Proxy

Statement. You will not be able to vote shares you hold in street name via the internet during the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q. Can I change my vote?

A. If your shares are registered directly in your name, you may revoke your proxy and change your vote before or during the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 11:59 p.m., eastern time, on June 6, 2022.

(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated proxy that was received by Broadridge by June 6, 2022 will be counted.

(3) Attend the Annual Meeting via www.virtualshareholdermeeting.com/CARG2022 and vote again.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote online during the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

Q. Will my shares be voted if I do not return my proxy?

A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers and other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker or other nominee to vote your shares, your broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of directors (Proposal 1) and the non-binding advisory vote on the compensation of our Named Executive Officers (Proposal 3) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 2) is a discretionary matter.

We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q. How many shares must be present to hold the Annual Meeting?

A. Shares representing a majority of the votes applicable to all of our shares of common stock issued and outstanding and entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone or by completion and submission of a proxy or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, we will count as present shares held in street name by brokers or other nominees that indicate on their proxies that they do not have authority to vote those shares on Proposals 1 and 3. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each proposal and how are votes counted?

A. Proposal 1 – Election of Three Class II Directors

The three nominees for Class II director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares on Proposal 1, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

•
vote FOR all nominees;
•
vote FOR any nominee(s) and WITHHOLD your vote from the other nominee(s); or
•
WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for Proposal 1 and will not affect the results of the vote.

Proposal 2 – Ratification of Appointment of Independent Auditors

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. Therefore, if your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may vote your shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Although stockholder approval of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2022 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2022.

Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a non-discretionary matter. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee cannot vote your shares on Proposal 3. Therefore, voting to ABSTAIN and broker non-votes will have no effect on the outcome of this proposal.

Advisory votes on the compensation of our Named Executive Officers are non-binding; however, as described in more detail in Proposal 3, our Board of Directors and Compensation Committee will review and consider the outcome of this vote when making future decisions regarding our executive compensation program.

Q. How does the Board of Directors recommend that I vote?

A. Our Board of Directors unanimously recommends that you vote your shares:

•
“FOR” the nominees for election as directors listed in Proposal 1;
•
FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2022; and
•
“FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Q. How many votes do I have?

A. On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of April 12, 2022. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this Proxy Statement.

Q. Are there other matters to be voted on at the Annual Meeting?

A. We do not know of any matters that may come before the Annual Meeting other than the election of three Class II directors, the ratification of the appointment of our independent registered public accounting firm and the non-binding advisory vote to approve the compensation of our Named Executive Officers. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.

Q. Is my vote confidential?

A. Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CarGurus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q. Where can I find the voting results?

A. We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.

Q. What are the costs of soliciting these proxies?

A. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Directors, officers and employees of CarGurus may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q. Who may I contact if I have any additional questions?

A. If you hold your shares directly, please call the Company’s Legal Department at (617) 354-0068. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

For the 2022 Annual Meeting of Stockholders on June 7, 2022

This Proxy Statement and the 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (“SEC”) except for exhibits, will be furnished without charge to any stockholder after written or verbal request to:

CarGurus, Inc.

Attn: Investor Relations

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141 USA

Telephone: +1 (617) 354-0068

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are also available on the SEC’s website, www.sec.gov.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our amended and restated certificate of incorporation provides for the classification of our Board of Directors into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year.

Our Board of Directors currently consists of eight directors. Class I consists of Lori Hickok, Greg Schwartz and Jason Trevisan, each with a term expiring at the annual meeting of stockholders to be held in 2024. Class II consists of Steven Conine, Yvonne Hao and Stephen Kaufer, each with a term expiring at the Annual Meeting. Class III consists of Ian Smith and Langley Steinert, each with a term expiring at the annual meeting of stockholders to be held in 2023.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. Our Board of Directors has nominated Ms. Hao and Messrs. Conine and Kaufer for election at the Annual Meeting as Class II directors, each to serve for a term ending in 2025, or until their respective successors have been duly elected and qualified.

Director Qualifications

The following table and biographical descriptions provide information as of April 1, 2022 relating to each director and director nominee, including each director’s age and period of service as a member of our Board of Directors; Board of Directors committee memberships; business experience during the past five years, including directorships at other public companies; and the other experience, qualifications, attributes or skills that led our Board of Directors to conclude such person should serve as a director of our company:

BOARD OF DIRECTORS
	Steven Conine	Yvonne Hao	Lori Hickok	Stephen Kaufer	Greg Schwartz	Ian Smith	Langley Steinert	Jason Trevisan
Skills & Experience
Independent	✓	✓	✓	✓	✓
Additional Board of Directors Experience	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Online Marketplace Industry	✓	✓	✓	✓	✓		✓	✓
Innovation & Technology	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting; Accounting; Taxation		✓	✓					✓
Internet & Media	✓	✓	✓	✓	✓	✓	✓	✓
Finance & Investment Management	✓	✓	✓	✓	✓	✓	✓	✓
Oversight of Data Privacy and Cybersecurity	✓	✓	✓	✓	✓		✓	✓
Human Capital Management	✓	✓	✓	✓	✓		✓	✓
Audit Committee Financial Expert			✓
Additional Information
Board Class/ Term Ends	Class II 2025*	Class II 2025*	Class I 2024	Class II 2025*	Class I 2024	Class III 2023	Class III 2023	Class I 2024
Age	49	47	58	59	49	51	58	47
Tenure	3	1	3	14	4	14	16	1

Director Nominee
Continuing Director
* If elected at the 2022 Annual Meeting

The ✓ indicates that the item is a specific qualification, skill or experience that the director or director nominee brings to our Board of Directors. The lack of ✓ for a particular item does not mean that the director or director nominee does not possess that qualification, characteristic, skill or experience. We expect each director to be knowledgeable in several of these areas.

For the Nasdaq Board Diversity Matrix, see “Board Diversity Matrix” on page 15.

BOARD OF DIRECTORS
Class I Directors (term expiring 2024)
Lori Hickok Director Since: August 2018 Age: 58 Committees Audit – Chair Other Public Company Boards 1stdibs.com, Inc.

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Financial Reporting; Accounting; Taxation

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Audit Committee Financial Expert

Ms. Hickok has served as a member of our Board of Directors since August 2018. Ms. Hickok was the Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a leading developer of engaging lifestyle content in the home, food and travel categories for television, the internet and emerging platforms, from July 2017 until April 2018. Prior to that time, she served as Scripps’s Executive Vice President, Chief Financial Officer from March 2015 until June 2017, and Executive Vice President, Finance from July 2008 until February 2015. Prior to Scripps’s spin off from The E.W. Scripps Company (“E.W. Scripps”) on July 1, 2008, Ms. Hickok served for six years as E.W. Scripps’s Vice President and Corporate Controller. She first joined E.W. Scripps in 1988, as a financial analyst in the corporate finance department, and held positions as the Chief Analyst for Corporate Development, New Media Operations Controller and Divisional Controller for E.W. Scripps’s former cable television systems division, which merged in 1996 with Comcast Corporation. Ms. Hickok serves on the Board of Directors of 1stdibs.com, Inc., an online marketplace for luxury design products, a position she has held since June 2021. She also serves on the Board of Directors of the Second Harvest Food Bank of East Tennessee. A retired Certified Public Accountant, Ms. Hickok received a Bachelor of Science degree in Accounting & Finance from Miami University.

We believe Ms. Hickok is qualified to serve as a member of our Board of Directors because of her extensive finance and accounting background, including as an executive officer at a public company, and her experience as an executive in the media and internet industries.

Greg Schwartz Director Since: March 2018 Age: 49 Committees Audit

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Mr. Schwartz has served as a member of our Board of Directors since March 2018. Mr. Schwartz is the co-founder of Tomo Networks Inc. (“Tomo”), an internet-based mortgage and real estate company, and has served as Tomo’s Chief Executive Officer and Chairman of its Board of Directors since June 2020. Prior to founding and joining Tomo, from June 2018 to December 2019, Mr. Schwartz served as the President Media & Marketplaces of Zillow Group, Inc. (“Zillow”), an online real estate marketplace, prior to which he served as Zillow’s Chief Business Officer from August 2015 to June 2018, Chief Revenue Officer from September 2010 to August 2015 and Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a Bachelor of Arts degree in Government from Hamilton College.

We believe Mr. Schwartz is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry and as an executive officer at a public company.

Jason Trevisan Director Since: January 2021 Age: 47

Key Skills and Experience

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Financial Reporting; Accounting; Taxation

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Mr. Trevisan has served as our Chief Executive Officer and a member of our Board of Directors since January 2021. Prior to such appointments, he served as our Chief Financial Officer from September 2015, as our Treasurer from July 2016 and as our President, International from January 2020. Prior to joining CarGurus, Mr. Trevisan was a General Partner with Polaris Partners (“Polaris”), a venture capital firm, from September 2003 to August 2015. While at Polaris, Mr. Trevisan led investments in and served as a director of numerous consumer internet and software companies including LegalZoom, PartsSource, Shoedazzle, and The Roberts Group. Prior to joining Polaris, from September 1999 to June 2001, Mr. Trevisan held management roles in analytics and client services at aQuantive, a digital marketing service and technology company, which was acquired by Microsoft in 2007. Earlier in his career, from July 1996 to August 1999, he served as a consultant with Bain & Company. Mr. Trevisan received a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Duke University.

We believe Mr. Trevisan is qualified to serve as a member of our Board of Directors because of his extensive experience in the online marketplace industry and his deep understanding of our business as it has evolved over time.

Class II Directors to be Elected at 2022 Annual Meeting (term expiring 2025)
Steven Conine Director Since: June 2018 Age: 49 Committees Compensation Other Public Company Boards Wayfair Inc.

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Mr. Conine has served as a member of our Board of Directors since June 2018. Mr. Conine is the co-founder of Wayfair Inc. (“Wayfair”) and has served as a director of Wayfair since 2002. He previously served as Wayfair’s Chief Technology Officer from 2002 until 2015. Prior to founding Wayfair, Mr. Conine served as Chief Technology Officer for Simplify Mobile Corporation, an enterprise software company he co-founded in 2001, Chief Operating Officer for the London office of iXL Enterprises, Inc. from 1999 to 2000, and Chief Technology Officer of Spinners Incorporated, an IT consulting company he co-founded, from 1995 to 1998. Mr. Conine received a Bachelor of Science degree from Cornell University.

We believe Mr. Conine is qualified to serve as a member of our Board of Directors because of his extensive experience as a co-founder, director and executive in technology and internet marketplaces, as well as serving as an executive and member of the board of directors at a public company.

Yvonne Hao Director Since: June 2021 Age: 47 Committees Audit Other Public Company Boards Gentherm Incorporated Flywire Corporation

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Financial Reporting; Accounting; Taxation

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Ms. Hao has served as a member of our Board of Directors since June 2021. Since July 2019, Ms. Hao has been a co-founder, Managing Director, and Advisor of Cove Hill Partners, a private equity firm focused on partnering with outstanding management teams to build market-leading consumer and technology companies. Previously, from January 2017 until June 2019, she served as the Chief Operating Officer and Chief Financial Officer of PillPack, Inc. (“PillPack”), an online pharmaceutical delivery service that she helped sell successfully to Amazon. Prior to her role at PillPack, from 2008 to 2016, Ms. Hao held various positions at Bain Capital, LP (“Bain”), a global private investment firm, including as an Operating Partner as well as an interim executive officer and/or director of several portfolio companies. Since 2016, Ms. Hao has served as a member of the Board of Directors of Gentherm Incorporated (“Gentherm”), a developer of innovative thermal management technologies. In connection with her service on the Gentherm Board of Directors, Ms. Hao also serves as a member of Gentherm’s Audit Committee and Mergers and Acquisitions Committee, and is the Chair of its Compensation Committee. Since September 2021, Ms. Hao has also served as a member of the Board of Directors of Flywire Corporation (“Flywire”), a global payments enablement and software company, and on the Compensation Committee of the Flywire Board of Directors. She previously served as a member of the Board of Directors of Bombardier Recreational Products, a publicly traded Canadian manufacturer of powersports vehicles, from 2011 until 2016. Ms. Hao holds a Bachelor of Arts degree from Williams College and a Master of Philosophy in Development Economics degree from Cambridge University.

We believe Ms. Hao is qualified to serve as a member of our Board of Directors because of her extensive experience advising and serving as an executive for multiple consumer technology companies, as well as serving as a member of the board of directors at several public companies.

Stephen Kaufer Director Since: June 2007 Age: 59 Committees Compensation Other Public Company Boards TripAdvisor, Inc.

Key Skills and Experience

Independent

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Mr. Kaufer has served as a member of our Board of Directors since June 2007. He co-founded TripAdvisor, Inc. (“TripAdvisor”), an online marketplace for travel-related content, in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that time. Mr. Kaufer has been a director of TripAdvisor since the completion of its spin-off from Expedia, Inc. in December 2011. Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc. (“CDS”), an independent software vendor specializing in programming and testing tools. Prior to joining CDS, Mr. Kaufer co-founded CenterLine Software in 1985 and served as its Vice President of Engineering until 1998. Mr. Kaufer has served on the boards of several privately held companies, including LiveData, Inc. and GlassDoor, Inc., and currently serves as a member of the board of directors at the Neuroendocrine Tumor Research Foundation. Mr. Kaufer holds a Bachelor of Arts degree from Harvard University.

We believe Mr. Kaufer is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive in the online marketplace industry. Mr. Kaufer also possesses strategic and governance skills gained through his service as an executive and member of the board of directors with several public and private companies.

Class III Directors (term expiring 2023)
Ian Smith Director Since: June 2007 Age: 51 Committees Compensation – Chair	Key Skills and Experience Executive Leadership Additional Board of Directors Experience Innovation & Technology Strategic Planning Corporate Governance Internet & Media Finance & Investment Management

Mr. Smith has served as a member of our Board of Directors since June 2007. Mr. Smith has been a Managing Director at Allen & Company LLC since March 2003, where he focuses on technology companies, providing advice and investment banking services. Mr. Smith holds a Bachelor of Arts degree from Williams College.

We believe Mr. Smith is qualified to serve as a member of our Board of Directors because of his extensive experience working with and advising technology companies on strategic transactions through his investment banking and investing experience, as well as his insight into financial and investment matters.

Langley Steinert Director Since: March 2006 Chairman Since: September 2017 Executive Chairman Since: January 2021 Age: 58

Key Skills and Experience

Executive Leadership

Additional Board of Directors Experience

Online Marketplace Industry

Innovation & Technology

Strategic Planning

Corporate Governance

Internet & Media

Finance & Investment Management

Oversight of Data Privacy and Cybersecurity

Human Capital Management

Langley Steinert is our founder and has served as our Executive Chairman since January 2021 and as a member of our Board of Directors since our founding. Mr. Steinert has served as our Chairman since September 2017, and served as our Chief Executive Officer from our founding to January 2021 and as our President from June 2015 to February 2019. Mr. Steinert is also the co-founder of ApartmentAdvisor, Inc., an apartment rental marketplace, and has served as Chairman of its Board of Directors since October 2020. Mr. Steinert also serves as a Board member at the Tuck School of Business at Dartmouth College. From February 2000 through February 2006, Mr. Steinert was Chairman and co-founder of TripAdvisor, an online marketplace for travel-related content. Mr. Steinert holds a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and a Bachelor of Arts degree from Georgetown University.

We believe Mr. Steinert is qualified to serve as a member of our Board of Directors because of his extensive experience in the online marketplace industry. As our founder and Executive Chairman, we also value his deep understanding of our business as it has evolved over time.

There are no family relationships among any of our directors or executive officers.

Corporate Governance Matters

Our Board of Directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Audit Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and Code of Conduct are available on the Investor Relations section of our website, https://investors.cargurus.com, at “Governance.” Alternatively, you can request a copy of any of these documents by writing us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct which applies to all employees, officers and directors of CarGurus, Inc., its subsidiaries and its affiliates, including our Executive Chairman, Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The Code of Conduct is available on our website at https://investors.cargurus.com at “Governance.” Amendments to the Code of Conduct, and any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

Our Board of Directors has Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which set forth a framework for the conduct of our Board of Directors’ business, provide that:

•
the principal responsibility of the members of our Board of Directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;
•
unless otherwise permitted by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board of Directors must be independent directors;
•
the independent directors meet at least semi-annually in executive session;
•
directors have full and free access to management and our Board of Directors has the authority to retain independent advisors as it determines appropriate;
•
new directors participate in an introductory program and all directors are encouraged to attend director education programs; and
•
at least annually, our Board of Directors and its committees conduct self-evaluations to determine whether they are functioning effectively.

Our Corporate Governance Guidelines are available on our website at https://investors.cargurus.com at “Governance.” Amendments to these Guidelines will be disclosed on our website.

Board of Directors Determination of Independence and Status as a “Controlled Company”

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning the director’s background, employment and affiliations, our Board of Directors determined that each of Mses. Hao and Hickok and Messrs. Conine, Kaufer and Schwartz does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq listing requirements and rules. In making these determinations, our Board of Directors considered the current and prior relationships that each such director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including each director’s direct and beneficial ownership of our capital stock and the transactions involving them described in the section titled “Related Person Transactions.”

Because Mr. Steinert controls a majority of our outstanding combined voting power, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. Under these rules, a company is a controlled company if more than 50% of the combined voting power for the election of directors is held by an individual, group or another company. A controlled company may elect not to comply with certain corporate governance requirements otherwise applicable to Nasdaq-listed companies, including the requirements that:

•
a majority of the board of directors consist of independent directors;
•
the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee’s purpose and responsibilities;
•
the compensation committee be responsible for the hiring and overseeing of persons acting as compensation consultants and be required to consider certain independence factors when engaging such persons; and
•
director nominees either be selected, or recommended for selection by the board of directors, either by “independent directors,” as defined under Nasdaq rules, constituting a majority of the independent directors of the board of directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors.

We have availed, and intend to continue to avail, ourselves of certain of these exemptions and, for so long as we qualify as a controlled company, we will maintain the option to utilize from time to time some or all of these exemptions. For example, our Compensation Committee does not consist entirely of independent directors, we do not have a nominating committee, and our director nominees are not selected (or recommended for selection by our Board of Directors) in a vote in which only independent directors participate.

Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Primarily by virtue of his holdings in shares of our Class B common stock, Mr. Steinert is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Transfers by holders of Class B common stock will generally result in those shares converting into Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B common stock into Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares. In particular, if Mr. Steinert retains a significant portion of his holdings of Class B common stock for an extended period of time, he could, in the future, continue to control a majority of the combined voting power of our outstanding capital stock.

Director Nomination Process

As a controlled company, we do not use solely independent directors or a committee comprised solely of independent directors to evaluate director candidates and select or recommend director nominees for selection by our Board of Directors. The process followed by our Board of Directors to identify and evaluate director candidates may include requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Board of Directors.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for our Board of Directors, our Board of Directors applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s business experience and skills, independence, character, wisdom, judgment, integrity, ability to make independent analytical inquiries, understanding of our business environment, the ability to commit sufficient time and attention to board activities, and the absence of potential conflicts with our interests. Our Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. In evaluating any director candidate recommended by stockholders, our Board of Directors will apply the same criteria and adhere to the same policies and procedures applicable to the evaluation of candidates proposed by members of our Board of Directors or management.

Our Board of Directors recognizes its responsibility to ensure that nominees for our Board of Directors possess appropriate qualifications and reflect a reasonable diversity of skills, abilities, industry knowledge, personal and professional experience and personal characteristics. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

Our Corporate Governance Guidelines sets forth our Board of Directors’ commitment to diversity. Specifically, our Board of Directors believes that diversity, including differences in backgrounds, qualifications, and personal characteristics, is important to the effectiveness of its oversight of the Company and that its membership should reflect a diversity of personal characteristics. Our Board of Directors is committed to this policy of inclusiveness and will therefore continue to take reasonable steps to ensure that women and candidates from traditionally unrepresented minorities are considered for the pool of candidates from which our director nominees are chosen and will continue to endeavor to include candidates from non-traditional venues. Consistent with this philosophy, since joining our Board of Directors in August 2018, Ms. Hickok has served in a leadership role as Chair of our Audit Committee. Additionally, the representation of women and underrepresented racial minorities on our Board of Directors and Audit Committee increased upon Ms. Hao’s appointment to our Board of Directors and Audit Committee in June 2021.

The director biographies on pages 8–12 indicate each director’s experience, qualifications, attributes and skills that led our Board of Directors to conclude that each director should continue to serve as a member of our Board of Directors. Our Board of Directors believes that each director has had substantial achievement in such director’s professional and personal pursuits and possesses the background, talents and experience that our Board of Directors desires and that will contribute to the best interests of our company and to long-term stockholder value.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board of Directors members and nominees as of April 1, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	2
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2

Board of Directors Meetings and Attendance

Our Board of Directors met five times during 2021 and acted by written consent on three occasions. During 2021, each of our directors attended at least 75% of the aggregate number of the meetings of our Board of Directors and the committees on which they served, for the periods during which they served.

Our Corporate Governance Guidelines provide that our directors are invited and encouraged to attend our annual meeting of stockholders. All of the members of our Board of Directors serving at such time attended our 2021 annual meeting of stockholders.

Board of Directors Leadership Structure

Mr. Steinert, our Executive Chairman, is also the Chairman of our Board of Directors. Mr. Steinert has authority, among other things, to call and preside over meetings of our Board of Directors and set meeting agendas. As a result of Mr. Steinert’s extensive history with and knowledge of CarGurus, he is able to provide valuable insight and help ensure that our Board of Directors and management act with a common purpose. Our Board of Directors has not appointed a lead independent director. As a result, if Mr. Steinert is not present at a meeting of our Board of Directors, our Board of Directors would appoint one independent director to chair such meeting. Effective as of Mr. Steinert’s resignation as our Chief Executive Officer and Mr. Trevisan’s appointment as such in January 2021, the roles of Chairman and Chief Executive Officer are no longer combined. We have not established a policy as to whether or not the roles of Chairman and Chief Executive Officer should be separate or combined.

We have a Chair for each committee of our Board of Directors. Our Board of Directors delegates substantial responsibilities to the committees, which regularly report their activities and actions back to our Board of Directors. We believe our board and committee leadership structure provides an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance of the participation of management and independent leadership in the proceedings of our Board of Directors.

Executive Sessions

Under our Corporate Governance Guidelines, our non-management directors are required to meet in executive session at least semi-annually to discuss, among other matters, the performance of each of the Executive Chairman and Chief Executive Officer. The director who presides at these meetings is a non-management director selected by a majority of the non-management directors. In general, these executive sessions are held on the same date as regularly scheduled meetings of our Board of Directors.

Board of Directors Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee, each of which operates pursuant to a Charter adopted by our Board of Directors. The composition and functioning of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”), including those related to our status as a “controlled company.”

The current composition of the committees of our Board of Directors is set forth below. Members serve on these committees until their resignation, removal or as otherwise determined by our Board of Directors.

Audit Committee	Compensation Committee
Lori Hickok – Chair(1)	Ian Smith – Chair
Yvonne Hao(2)	Steven Conine
Greg Schwartz(2)	Stephen Kaufer
(1)
Ms. Hickok meets the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meets Nasdaq financial literacy requirements. In addition, our Board of Directors has determined that Ms. Hickok is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
(2)
Ms. Hao and Mr. Schwartz meet the requirements for independence of audit committee members under applicable Nasdaq and SEC rules and regulations and meet Nasdaq financial literacy requirements.

The responsibilities of each of the committees of our Board of Directors is further detailed below.

Audit Committee

The responsibilities of the Audit Committee include, among other things:

•
selecting and hiring the independent registered public accounting firm to audit our financial statements and internal control over financial reporting;
•
confirming the independence and overseeing the performance of the independent registered public accounting firm;
•
approving the scope, fees, and terms of all audit and permissible non-audit engagements;
•
reviewing financial statements and discussing with management and the independent registered public accounting firm our audited annual and unaudited quarterly financial statements, the results of the independent audit and the quarterly reviews, and any reports and certifications regarding internal controls over financial reporting and disclosure controls;
•
preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•
reviewing reports and communications from the independent registered public accounting firm;
•
reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•
reviewing our policies on risk assessment and risk management;
•
overseeing data privacy, technology and information security risks, including our risk management activities, incident response plans, best practices, and the effectiveness of security measures;
•
reviewing related person transactions;
•
overseeing procedures for the receipt, retention, and treatment of accounting-related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
reviewing annually the Audit Committee Charter and the Audit Committee’s performance.

The Audit Committee operates under a written Charter that satisfies applicable Nasdaq standards and is available on our website at https://investors.cargurus.com at “Governance.” The Audit Committee met four times during 2021.

Compensation Committee

The purpose of the Compensation Committee is, to the extent such tasks are not performed by our full Board of Directors, to oversee our compensation philosophy, policies, plans, and benefit programs and to discharge the responsibilities of our Board of Directors relating to the compensation of our officers.

Except to the extent that our full Board of Directors undertakes any responsibility directly, the responsibilities of the Compensation Committee include, among other things:

•
overseeing our compensation philosophy, policies, plans, and benefit programs;
•
reviewing and approving, or making recommendations to our Board of Directors regarding, the compensation of our officers;
•
reviewing and approving, and, where appropriate, recommending to our Board of Directors for approval, any material employment agreements, severance arrangements and change in control agreements and provisions for our Chief Executive Officer and other officers when and if appropriate, as well as any special supplemental benefits;
•
reviewing annually the Compensation Committee Charter and the Compensation Committee’s performance;
•
preparing the annual report of the Compensation Committee for inclusion in our proxy statement or annual report on Form 10-K, as applicable; and
•
administering our equity compensation plans.

Because we are a controlled company under Nasdaq rules, the Compensation Committee is not required to be fully independent. If such rules change in the future or we no longer meet the definition of a controlled company under current rules, we will adjust the composition of the Compensation Committee in order to comply with such rules.

The Compensation Committee operates under a written Charter that satisfies applicable Nasdaq standards and which is available on our website at https://investors.cargurus.com at “Governance.” The Compensation Committee met five times during 2021.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its review of the operations and corporate functions of our company, our Board of Directors addresses the principal risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Our Board of Directors has also implemented – and is responsible for overseeing – an executive compensation recovery, or “clawback,” policy (the “Clawback Policy”) that allows the Company to recoup certain incentive-based cash compensation from its officers pursuant to such policy.

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. As part of this function, the Audit Committee oversees cybersecurity matters and regularly meets with members of management responsible for data privacy, technology and information security risks to discuss these risks, risk management activities, incident response plans, best practices, the effectiveness of our security measures and other related matters.

The Compensation Committee assesses and monitors the extent to which our incentive compensation policies and programs for employees may encourage excessive risk-taking and the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

People and Talent

Our investment in our greatest asset – our people – is integral to our core values, evidenced by our inclusion of employee engagement, retention targets and cultural efforts as components of our 2021 strategic and organizational initiatives. Our Board of Directors oversees our people and talent efforts and views building our culture – from employee development and retention to diversity, equity, inclusion and belonging initiatives – as key to driving long-term value for our business and helping to mitigate risks.

Diversity, Inclusion and Belonging and Equal Employment Policy

We are an equal opportunity employer and strive to build and nurture a culture where inclusiveness is a reflex, not an initiative. With support from our Diversity, Inclusion and Belonging Advisory Team, we seek to foster diversity, equity, inclusion and belonging (“DEIB”), and to build a workplace where everyone can thrive. We believe that our commitment to these efforts helps us attract and retain the best talent, enables employees to realize their full potential and drives high performance through innovation and collaboration. In 2021, based on data from employees who chose to self-identify, on a year-over-year basis we increased representation among women and non-binary employees (32.8% to 35.1%) and maintained representation among underrepresented racial minorities (30.0% to 30.1%) within our U.S. workforce. We also saw year-over-year increases in the U.S. among women and non-binary employees in technical (23.3% to 25.9%) and management-level roles (34.2% to 38.6%), as well as among underrepresented racial minorities in technical roles (43.6% to 45.7%).

While we expect to make further progress on these important initiatives, during 2021 we made significant strides toward fostering a culture that welcomes diversity, promotes equity and inclusivity, and ensures belonging, including by:

•
Incorporating targeted improvements in representation and belonging for underrepresented populations at the Company in the U.S as part of our annual strategic and organizational initiatives, one of the components of our annual cash incentive award program, which formed a part of our executive compensation design for 2021 (see “Compensation Discussion and Analysis” below for more information);
•
Partnering with our internal Diversity, Inclusion and Belonging Advisory Team – a cross-functional leadership team focused on establishing short- and long-term DEIB initiatives for our organization, amplifying DEIB programs and managing their implementation – to develop a five-year DEIB strategic roadmap, which concentrates on career equity, education and learning, representation, community engagement and business impact;
•
Continuing to leverage our employee resource groups, which in 2021 included over 500 CarGurus employees as members, as thought leaders and community advocates;
•
Adding AAPI(Asian American Pacific Islander)@CarGurus as a new employee resource group to the CarGurus community;
•
Providing a variety of learning opportunities to fuel engagement, inclusion and belonging, including through our ongoing speaker series, community conversations and anti-racist books club; and
•
Launching a manager and leadership development program with training module topics that included “Coaching to Performance,” “Inclusive Leadership” and “Fostering Psychological Safety.”

Building on the progress we made in 2021 on DEIB, we believe we entered 2022 with a strong foundation in place for goal setting, feedback and accountability, and both top-down and bottom-up strategies as we seek to continue to make meaningful progress towards these shared objectives.

Employee Engagement

Each year, we conduct an employee engagement survey to help our management team gain insight into and gauge employees’ feelings, attitudes, and behaviors around working at CarGurus. Our latest survey, completed in September 2021, had a participation rate of approximately 85% of our eligible employees worldwide. The survey results indicated that we excelled in areas including manager empathy, career development, belonging, as well as overall excitement about CarGurus’ future. Based on employee feedback, we also identified certain company-wide opportunity areas to improve engagement and drive long-term success. Our culture and commitment to building a workplace where we can all thrive has been recognized externally with the following awards: Built In Boston’s “Best Places to Work” in 2019, 2020, 2021 and 2022; the Mass TLC “Tech Top 50” Company Culture in 2020; Fortune’s “Best Places to Work” in 2019; Computerworld’s “Best Places to Work in IT” in 2019 and 2020; Boston Business Journal’s “Best Places to Work” in 2015, 2016, 2017, 2018, 2019 and 2021; Boston Globe’s “Top Place to Work” in 2014, 2015, 2016 and 2018; Comparably’s 2021 “Best Perks & Benefits,” “Best Work-Life Balance,” and “Best CEO;” and Comparably’s 2022 “Best Places to Work” lists for the Boston Metropolitan Area and Best Company Outlook.

Training and Development

Our people and talent strategy is essential for our ability to continue to develop and market innovative products and customer solutions. We continually invest in our employees’ career growth and provide employees with a wide range of development opportunities, including mandatory quarterly compliance training courses as well as one-on-one, virtual, social and self-directed learning, mentoring, coaching, and external development. In 2021, nearly 100% of our employees participated in learning and development activities worldwide.

Charitable Giving

One of our core values is integrity, which we endeavor to achieve by acting responsibly and considering the impact of our actions on one other, our partners and the world around us. Our Charitable Giving program, established in 2018, highlights our commitment to this core value by supporting our local communities. This program allows our employees to submit nominations for grants to tax-exempt organizations, which are then reviewed by a committee of our employees and awarded to selected charities on a quarterly basis. During 2021, we awarded approximately $200,000 in grants to 24 charitable organizations.

Environmentally Conscious

We also believe that it is important to conduct business in an environmentally responsible manner. For example, the building that will house our future headquarters in Boston, Massachusetts will offer cutting edge systems for energy efficiency and sustainability, consistent with a LEED Gold certified building, will be easily accessible by public transportation and will have electric vehicle charging stations and indoor bike racks. For our employees in our offices, we encourage participation in a robust recycling program that includes recycling bins at every employee desk and conference room as well as next to all trash receptacles in our office kitchens. We also incentivize low-carbon-producing means of transportation via public transportation subsidies and by offering a generous annual stipend for employees who bike to work.

In addition, we offer an Environmental, Social and Governance (“ESG”) focused fund option through Calvert Investments (the “Calvert Fund”) with our available lineup of funds under our Section 401(k) plan for our eligible U.S. employees. The Calvert Fund targets responsible investments in companies that provide positive leadership through business operations focused on materially improving societal outcomes, including those that will affect future generations.

We will continue to invest in our employees, culture and community, and we expect to consider and report on ESG factors as they evolve within the Company.

Communicating with our Board of Directors

Our Board of Directors gives appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications to our Board of Directors from stockholders and other interested parties and for providing copies or summaries of such communications to members of our Board of Directors as they consider appropriate.

Communications are forwarded to all members of our Board of Directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the members of our Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our Board of Directors should address such communications to: The Board of Directors, c/o Secretary, CarGurus, Inc., 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and third-party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to our Audit Committee or to one or more of our individual directors by using the confidential and anonymous financial concern hotline that is operated by an independent, third-party service. Within the United States and Canada, the ethics hotline can be reached by telephone, toll-free, at 1-877-325-9953 or worldwide via the internet at https://www.whistleblowerservices.com/CARG/.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers who are not also directors, as of April 1, 2022, is set forth below.

Name	Age	Positions(s)
Thomas Caputo	48	Chief Product Officer
Andrea Eldridge	47	Chief People Officer
Scot Fredo	53	Chief Financial Officer, Treasurer and Secretary
Matthew Quinn	50	Chief Technology Officer
Dafna Sarnoff	58	Chief Marketing Officer
Samuel Zales	58	Chief Operating Officer and President

Thomas Caputo. Thomas Caputo has served as our Chief Product Officer since February 2019. Mr. Caputo also served as our Senior Vice President of Product from January 2017 to February 2019. Prior to joining CarGurus, from July 2012 to January 2017, Mr. Caputo served as the Chief Product Officer at Fiksu Inc. (“Fiksu”), a mobile marketing company. Prior to Fiksu, from January 2011 to August 2012, Mr. Caputo was Vice President of Product Management at [x+1] Inc. (“[x+1]”), a digital marketing company, which was acquired by Rocket Fuel Inc. in August 2014. Prior to joining [x+1], from October 2007 to January 2011, Mr. Caputo served as Vice President at Advanced Technology Ventures (“ATV”), a venture capital firm. Prior to joining ATV, from August 2003 to October 2007, Mr. Caputo served as a Group Product Manager at Microsoft Corporation. Mr. Caputo holds a Master of Science degree from Stanford University, a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor of Arts degree from Dartmouth College.

Andrea Eldridge. Andrea Eldridge has served as our Chief People Officer since February 2020. Prior to joining CarGurus, from October 2018 to November 2019, Ms. Eldridge served as Senior Vice President, Talent & Employee Experience for Cengage Learning, Inc. (“Cengage”), an educational content and technology company. Prior to joining Cengage, from February 2006 to February 2018, Ms. Eldridge held various positions in talent, marketing and general management at Ahold USA, a subsidiary of Ahold Delhaize, a global grocery retailing group. Ms. Eldridge holds a Bachelor of Arts degree from Wellesley College.

Scot Fredo. Scot Fredo has served as our Chief Financial Officer and Treasurer since January 2021 and our Secretary since October 2021. Mr. Fredo previously served as our Senior Vice President, Financial Planning & Analysis from January 2019 to January 2021 and as our Vice President, Financial Planning & Analysis from January 2016 through January 2019. Before joining CarGurus, from May 2011 to January 2016, Mr. Fredo held the role of Director, Financial Planning & Analysis at HubSpot, Inc., a publicly traded customer relationship management platform. Mr. Fredo holds a Bachelor of Science degree from Babson College and a Master of Business Administration degree from Northeastern University.

Matthew Quinn. Matthew Quinn has served as our Chief Technology Officer since January 2022. Prior to joining CarGurus, from January 2020 to December 2021, Mr. Quinn was Vice President of Engineering at the small business referral network, Alignable, Inc. He has also led large development teams at technology companies such as Audible, Inc. (“Audible”), where he served in roles including Vice President of Software Development from June 2015 to December 2019, as well as Vistaprint, a Cimpress plc company (“Vistaprint”), and Amazon.com, Inc. (“Amazon”). Mr. Quinn pioneered Vistaprint’s promotional products business, built and led their digital services Engineering team, managed teams on Amazon’s Fire Phone launch, served as the site lead for Audible’s Boston office and led teams that launched Audible on Alexa, FireTV and Kindle. Mr. Quinn holds a Master of Science degree in Management from Emmanuel College and a Bachelor of Arts degree in Mathematics and Computer Science from the College of the Holy Cross.

Dafna Sarnoff. Dafna Sarnoff has served as our Chief Marketing Officer since December 2021. Prior to joining CarGurus, Ms. Sarnoff led Marketing for several technology and growth companies, including Aura Sub, LLC, a digital security innovator, from September 2020 to November 2021; Intersection Parent, Inc., an experience-driven media and technology company from August 2016 to September 2020; and Yodle, Inc. (acquired by Web.com Group, Inc.), a digital marketing SaaS business, from November 2012 to August 2016. Ms. Sarnoff also held various leadership roles over ten years at American Express Company, in both consumer and B2B marketing, after starting her career at Bain & Company, Inc. Ms. Sarnoff holds a Master of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in Mathematics from Dartmouth College.

Samuel Zales. Samuel Zales has served as our Chief Operating Officer since September 2017 and as our President since February 2019. Mr. Zales also served as our Chief Revenue Officer from December 2015 to September 2017 and as our President of Dealer Operations and International from November 2014 to December 2015. Prior to joining CarGurus, from January 2014 to October 2014, Mr. Zales was Executive Vice President of Zeta Interactive, a marketing software company that acquired ClickSquared, Inc. (“ClickSquared”), in January 2014. From March 2013 to January 2014, Mr. Zales was Chief Executive Officer of ClickSquared, a marketing software company. Prior to ClickSquared, Mr. Zales was a consultant to multiple technology and software companies and served on the boards of four venture-backed companies. From October 2008 to November 2011, Mr. Zales was President of Zoom Information, Inc. (“ZoomInfo”), a software-as-a-service company, where he led day-to-day operations and oversaw the company’s growth strategy into the marketing services and sales intelligence arenas. Prior to ZoomInfo, from January 2007 to October 2008, Mr.

Zales was Chief Executive Officer of BuyerZone.com LLC (“BuyerZone”), a division of Reed Business Information, a business unit of Reed Elsevier PLC, which acquired BuyerZone in January 2007. From November 1999 to January 2007, Mr. Zales was President and Chief Executive Officer of BuyerZone, an online marketplace for business purchasing, which he led to its acquisition by Reed Business Information. Mr. Zales holds a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Arts degree from Dartmouth College.

AUDIT COMMITTEE REPORT

The report of the Audit Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee has reviewed (i) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021, (ii) management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, and (iii) the report from Ernst & Young, the Company’s independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021. The Audit Committee has met with representatives of Ernst & Young, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”), expresses an opinion as to such financial statements and issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB, in Rule 3200T.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB requiring independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on these discussions and the Company’s review of the representations and information provided by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

By the Audit Committee of the Board of Directors of CarGurus, Inc.

Lori Hickok (Chair)

Yvonne Hao

Greg Schwartz

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive officers during the year ended December 31, 2021. During 2021, these individuals were:

•
Langley Steinert, our founder, Executive Chairman and Chairman of our Board of Directors(1);
•
Jason Trevisan, our Chief Executive Officer(1);
•
Samuel Zales, our Chief Operating Officer and President;
•
Andrea Eldridge, our Chief People Officer;
•
Scot Fredo, our Chief Financial Officer, Treasurer and Secretary(1);
•
Dafna Sarnoff, our Chief Marketing Officer(2); and
•
Sarah Welch, our former Chief Marketing Officer(2).
(1)
Effective January 21, 2021, Mr. Steinert transitioned from his role as Chief Executive Officer to becoming our Executive Chairman, and Mr. Trevisan succeeded Mr. Steinert in such role. Previously, Mr. Trevisan served as Chief Financial Officer, Treasurer and President, International. Upon Mr. Trevisan’s appointment to Chief Executive Officer, Mr. Fredo succeeded him in the roles of Chief Financial Officer and Treasurer.
(2)
Pursuant to the Separation Agreement dated November 16, 2021, Ms. Welch’s employment with the Company terminated effective as of December 3, 2021. Ms. Sarnoff succeeded Ms. Welch as Chief Marketing Officer effective December 8, 2021.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our “Named Executive Officers.”

Executive Summary

CarGurus is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. CarGurus uses proprietary technology, search algorithms and data analytics to bring trust, transparency and competitive pricing to the automotive shopping experience. In addition to the United States, we operate online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and United Kingdom, we also operate the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

2021 Executive Compensation Highlights

Consistent with our performance and compensation objectives, the Compensation Committee took the following actions relating to the compensation of our Named Executive Officers for 2021:

•
Base Salary – Approved increases in base salary from 3% to no more than 23% for Mr. Trevisan upon his promotion to Chief Executive Officer, in each case to promote retention for our Named Executive Officers, and maintained Mr. Steinert’s annual base salary of $10,000.
•
Annual Cash Incentive Awards – Made annual cash incentive award payments, which represented approximately 134% on average of the target annual cash incentive award opportunity for the full year for our Named Executive Officers, based on our actual achievement against pre-established performance objectives, except for Mr. Steinert who did not receive an annual cash incentive award for 2021.
•
Equity Awards – Granted both restricted stock unit (“RSU”) and non-qualified stock option (“NQSO”) awards that may be settled in shares of our Class A common stock, subject to certain vesting requirements. Each of our Named Executive Officers received both RSU and NQSO awards for retention purposes or, in the case of Ms. Sarnoff, in connection with her hiring.

2021 Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2021:

What We Do:

•
Annual Executive Compensation Review. The Compensation Committee annually reviews and approves our compensation strategy, including, as applicable, a review of our compensation peer group used for comparative purposes.
•
Compensation Risk Oversight. The Compensation Committee reviews the extent to which our incentive compensation policies and programs may encourage excessive risk-taking. At least annually, the Compensation Committee also reviews the relationship between our risk management policies and practices and compensation, and evaluates alternative compensation policies and practices that could mitigate any such risk.
•
Utilize Independent Compensation Advisor. Pursuant to its Charter, the Compensation Committee has authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2021 executive compensation, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its compensation consultant. Except as described below under “Compensation-Setting Process – Role of Compensation Consultant,” Compensia performed no consulting or other services for us in 2021. Based on its review, the Compensation Committee has determined that Compensia is independent and does not have other relationships with us that would impair its independence.
•
Compensation At Risk. Our executive compensation program is designed so that a significant portion of the cash incentive compensation of our executive officers, including our Named Executive Officers, is “at risk” based on corporate performance, and all of their RSU and NQSO awards that were made or otherwise outstanding during 2021 were “at risk” based on continued employment through applicable vesting dates.
•
Equity-Based Compensation. A significant portion of the total compensation we pay to our executive officers, including our Named Executive Officers, is in the form of equity-based compensation, which we believe aligns the interests of our executive officers and stockholders. For example, 94% of Mr. Trevisan’s total direct compensation for 2021 was equity-based.
•
“Double Trigger” Change of Control Provisions in Executive Equity Awards. Our current forms of time-based RSU and NQSO award agreements with our executive officers, including our Named Executive Officers, provide for acceleration of unvested RSUs or NQSOs, as applicable, under such award solely in the event of a qualifying termination of employment within 12 months following a Change of Control (as defined in the Company’s Omnibus Incentive Compensation Plan (the “2017 Plan”)). None of our executive officers, including our Named Executive Officers, is currently entitled to “single trigger” acceleration of vesting of any currently outstanding equity awards.
•
Health or Welfare Benefits. Our executive officers, including our Named Executive Officers, participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
•
Exchange Act Rule 10b5-1 Plan Sales. We maintain an internal policy that prohibits our executive officers from buying or selling any shares of our Class A common stock in the open market outside of a pre-approved Exchange Act Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.
•
Compensation Clawback Policy. We maintain the Clawback Policy, which provides for the recoupment of certain incentive compensation from covered individuals, including executive officers, in connection with certain triggering events. See “Compensation Clawback Policy” below for more information.

What We Don’t Do:

•
No Retirement Plans Other than Standard Plans Offered to Employees. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, including our Named Executive Officers.
•
Limited Perquisites. Except as described below in “Perquisites and Other Personal Benefits,” we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our other full-time employees.
•
No Change-of-Control-Related Tax Gross-Ups. We do not provide any tax gross-ups that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Code”) to our executive officers, including our Named Executive Officers.

•
No Cash Severance Payments for Executives Arising Solely as a Result of a Change of Control. Our current agreements with our executive officers, including our Named Executive Officers, do not provide for any cash payments or other benefits that arise solely as a result of a change of control of the Company.
•
Hedging and Pledging Prohibitions. Our Insider Trading Policy prohibits our non-employee directors, executive officers, and certain other persons as may be designated by the administrator of such policy from (i) entering into hedging or monetization transactions or similar arrangements with respect to our securities and (ii) holding our securities in a margin account or pledging our securities as collateral for a loan, in each instance without prior approval from the policy administrator.

Stockholder Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting, we will be conducting a non-binding stockholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). This Say-on-Pay vote provides stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to advise on any specific element of our compensation programs, but rather on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

At our 2019 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes regarding our executive compensation. After considering the vote of stockholders on the matter, as well as our general compensation philosophy, we adopted an annual frequency for holding the Say-on-Pay vote. As a result, we held a Say-on-Pay vote at each of our 2020 and 2021 Annual Meetings of Stockholders, which received the approval of 97% of the votes cast for the proposal each such year. Although these results were advisory and not binding on the Company, our Board of Directors or the Compensation Committee, we value the opinions of our stockholders and commit to take the results of the Say-on-Pay vote into account when making subsequent decisions regarding the compensation of our Named Executive Officers.

Compensation Philosophy and Objectives

We believe in providing a competitive total compensation package to our executive officers, including our Named Executive Officers, through a combination of annual base salary, annual cash incentive award opportunities, equity awards and broad-based health and welfare benefit plans. Our executive compensation program is designed to achieve the following objectives:

•
attract, motivate and retain executive officers of outstanding ability and potential;
•
reward the achievement of key performance measures; and
•
ensure that executive compensation is meaningfully related to the creation of stockholder value.

We believe that our executive compensation program should generally include short-term and long-term elements, including cash and equity compensation, and should reward consistent performance that meets or exceeds expectations. We evaluate the compensation provided to our executive officers to ensure it remains competitive relative to compensation paid by companies of similar size and geographic location operating in our industry, taking into account our relative performance, our financial and strategic objectives, and the performance of the individual executive officer.

Executive Compensation Design

The compensation arrangements for our executive officers, including our Named Executive Officers, consist of annual base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards and certain broad-based employee health and welfare benefit plans. The key component of our executive compensation program continues to be equity compensation. We have generally emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable value for our stockholders.

Historically and during 2021, our principal equity incentive vehicle was in the form of time-based RSU awards that may be settled in shares of our Class A common stock as they are earned. We believe that RSU awards that may be settled in shares of our Class A common stock offer our executive officers a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. In 2021, we expanded the form of equity awards granted to our executive officers to include performance-based RSU awards and NQSO awards in an attempt to further align our executive officers’ interests with the long-term interests of our stockholders. However, in February 2022, as part of the Compensation Committee’s continued evaluation of our executive compensation program and in order to ensure consistency with our short-term and long-term goals, the Compensation Committee amended the vesting provisions of the performance-based RSU awards granted to our executive officers in 2021 from performance-based to time-based (the “2022 PSU Amendment”). After a thorough review of our executive compensation program, the Compensation Committee believes that this approach more effectively links pay and performance, and serves as a compelling means of retaining our important talent in a competitive market, thus making it in the best long-term interests of our stockholders. See “Compensation Decisions for 2022” for more information. Going forward, as we deem appropriate, we expect to continue to offer time-based RSU awards; however, we may also introduce other forms of stock-based compensation awards into our executive compensation program to provide our executive officers with various types of equity incentives that further this objective.

We also offer cash compensation in the form of annual base salaries and annual cash incentive award opportunities. Typically, we have structured our annual cash incentive award opportunities to focus on the achievement of specific short-term financial and strategic objectives that will further our longer-term growth objectives.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee reviews each element of executive compensation separately and also takes into consideration the value of each executive officer’s target total direct compensation opportunity (the sum of annual base salary, annual cash incentive award opportunity and equity awards) as a whole, and its relative size in comparison to our other executive officers. The Compensation Committee also considers amounts realizable from prior compensation awarded to each executive officer, including equity that is nearly- or fully-vested, when setting each individual’s target total direct compensation opportunity for the fiscal year.

The Compensation Committee reviews our executive compensation program at least annually. As part of this review process, the Compensation Committee considers whether our overall compensation philosophy is aligned with the interests of our stockholders while considering the compensation levels needed to ensure that our executive compensation program remains reasonable and competitive. In addition, the Compensation Committee considers our ability to achieve our retention objectives and the potential cost of replacing executive officers. From time to time the Compensation Committee may determine that it is in the best interest of the Company and our stockholders to modify, amend or otherwise adjust previous compensation awards.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our officers, including our Named Executive Officers, subject to any approval of our Board of Directors that the Compensation Committee determines to be desirable or is required by applicable law or Nasdaq listing standards. Specifically, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plans and reviews and approves (or makes recommendations to our Board of Directors regarding) the compensation of our officers.

Role of our Chief Executive Officer

Our CEO evaluates at least annually the performance of each of our executive officers and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, target annual cash incentive award opportunities, actual award payments, and equity awards for each such executive officer. While the Compensation Committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our executive officers.

Role of Compensation Consultant

The Compensation Committee has the authority under its Charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities. In each of the past three years, the Compensation Committee formally retained Compensia to assist it in developing and overseeing the Company’s executive compensation program. Pursuant to these engagements, Compensia reviewed our existing compensation peer group and recommended an updated set of companies in 2019, which the Compensation Committee considered in determining our compensation peer group. After considering updated analyses from Compensia, the Compensation Committee maintained this same compensation peer group for 2020 but modified the compensation peer group for 2021. To assist the Compensation Committee with its consideration of 2021 executive compensation decisions, Compensia provided the Compensation Committee with compensation data and an updated market analysis for similarly situated executive officers at these peer companies. Compensia also provided consulting services to the Company on an ad hoc basis regarding equity compensation matters and assisted with review of the “Compensation Discussion and Analysis” section of the Company’s 2021 Proxy Statement.

Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards, and concluded that no conflict of interest has arisen with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

As described above, in 2019, having considered the analysis and advice provided by Compensia, the Compensation Committee established our prior compensation peer group consisting of 20 publicly traded companies, which the Compensation Committee subsequently modified to consist of the following set of peers for purposes of reviewing and considering our executive officers’ 2021 base salaries, target annual cash incentive award opportunities and annual equity awards. The Compensation Committee believed that this compensation peer group accurately reflected the Company’s growth, opportunities and current market positioning. This group consisted of technology companies that the Compensation Committee determined operate within our industry, compete with us for talent, or are located in the same general geographic area. Other factors considered include comparable revenues, market capitalization and projected revenue growth. In connection with its review, the Compensation Committee removed as peers for 2021 Carbonite and LogMeIn because of their revised corporate statuses and Varonis Systems and Zillow since they fell outside of comparable revenue and market capitalization ranges.

The following companies were used by the Compensation Committee during 2021 as our compensation peer group:

Alarm.com Holdings	EverQuote*	Paylocity Holding	TripAdvisor
Bottomline Technologies*	GrubHub	Pegasystems	TrueCar
Cars.com	HubSpot	Qualys	Wayfair
Etsy	LendingTree	Rapid7	Yelp
Everbridge*	New Relic	Redfin*	Yext

*Represents new addition to peer group.

The Compensation Committee considered both Compensia’s market analysis and compensation data drawn internally from publicly-available proxy statements and industry-specific survey data for this compensation peer group as reference points for its 2021 executive compensation decisions. While the Compensation Committee takes into account peer company compensation practices, the Compensation Committee uses this information as one of many factors in its deliberations on compensation matters and does not set compensation levels to meet specific percentiles.

The Compensation Committee reviews the analyses prepared internally and by a compensation consultant based on the compensation data drawn from a compensation peer group to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Management and the Compensation Committee strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our executive officers, including our Named Executive Officers.

Elements of Executive Compensation

The 2021 compensation program for our executive officers, including our Named Executive Officers, consisted of three principal components:

•
annual base salary;
•
annual cash incentive awards; and
•
long-term incentive compensation in the form of RSU and NQSO awards that are settled in shares of our Class A common stock.

The following charts illustrate the composition of the 2021 total direct compensation for Messrs. Steinert and Trevisan on a weighted-average basis and for our other Named Executive Officers in aggregate as comprised of annual base salary, annual cash incentive award opportunities and long-term incentive compensation in the form of equity awards. These compensation elements are considered to be performance-based, or “at-risk,” with the exception of base salary.

(1)
Consists of the weighted-average of Messrs. Steinert’s and Trevisan’s 2021 annualized base salaries and the grant date fair values of the equity awards granted in 2021, as well as Mr. Trevisan’s annual cash incentive award paid for 2021 performance. At his request, the Compensation Committee continued to consider Mr. Steinert ineligible to receive any annual cash incentive award for 2021.
(2)
For our Named Executive Officers other than Messrs. Steinert and Trevisan, consists of these individuals’ average 2021 actual base salaries, annual cash incentive awards paid for 2021 performance, the grant date fair values of the equity awards granted in 2021, and other compensation inclusive of payments pursuant to Ms. Welch’s separation from the Company and Ms. Sarnoff’s hiring.

Base Salary

Annual base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use annual base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that the executives will perform their responsibilities to the best of their abilities and in our best interests.

Generally, the Compensation Committee reviews the annual base salaries of our executive officers, including our Named Executive Officers, at the beginning of each year and at that time establishes the annual base salary for that fiscal year as it determines to be necessary or appropriate. Typically, the Compensation Committee sets annual base salaries of our executive officers at levels that it believes are competitive with current market practices with reference to our compensation peer group (other than Mr. Steinert whose annual base salary is intentionally set lower than current market practices) after taking into consideration each individual executive officer’s role, responsibilities, qualifications, experience, past performance and expected future contributions, prior annual base salary with the Company and the annual base salary levels of our other executive officers (other than Mr. Steinert). The Compensation Committee does not apply specific formulas to determine annual base salary amounts.

In February 2021, the Compensation Committee reviewed the annual base salary of each of our executive officers, including our Named Executive Officers (except for Ms. Sarnoff, whose employment commenced in December 2021). The Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our Named Executive Officers’ annual base salaries to those of executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2020 performance and the other factors described above. The Compensation Committee also considered the appointments of Mr. Trevisan as the Company’s Chief Executive Officer and Mr. Fredo as the Company’s Chief Financial Officer in January 2021, as well as their respective additional responsibilities in connection with such roles. Based on this review, the Compensation Committee determined that it was appropriate to set the annual base salaries of our Named Executive Officers for 2021 as follows:

Named Executive Officer	2020 Base Salary	2021 Base Salary(1)	Percentage Increase
Mr. Steinert(2)	$ 10,000	$ 10,000	0%
Mr. Trevisan	$ 437,500	$ 540,000	23%
Mr. Zales	$ 500,000	$ 500,000	0%
Ms. Eldridge	$ 300,000	$ 325,000	8%
Mr. Fredo	$ 275,600	$ 315,000	14%
Ms. Sarnoff	N/A	$ 375,000	N/A
Ms. Welch(3)	$ 315,000	$ 325,000	3%

(1)
These annual base salaries were effective as of January 1, 2021 (except for Ms. Sarnoff, whose employment commenced on December 8, 2021).
(2)
At Mr. Steinert’s request, to demonstrate his confidence in the Company and to continue to align his interests with those of our stockholders, the Compensation Committee maintained Mr. Steinert’s annual base salary of $10,000 for 2021.
(3)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

The actual base salaries paid to our Named Executive Officers in 2021 are set forth in the “Summary Compensation Table” below.

Cash Incentive Awards

In 2021, we provided our executive officers, including our Named Executive Officers other than Mr. Steinert, with the opportunity to earn cash incentive awards to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results based on the objectives set forth in our annual operating plan. The Compensation Committee determines and approves cash incentive award decisions for our executive officers.

In February 2018, the Compensation Committee approved the CarGurus, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), providing an opportunity for certain of our salaried employees, including our Named Executive Officers, to earn annual cash incentive awards, as described below. Pursuant to the Annual Incentive Plan, each participant is eligible to receive a cash incentive award for the relevant fiscal year based on our level of achievement of one or more pre-established business and financial performance goals and the participant’s individual performance goals, if applicable, during such fiscal year. The amount actually paid to a participant could be more or less than the participant’s target award, depending on the extent to which applicable performance goals were satisfied. Participants, including our Named Executive Officers, will not receive a payout for any performance measure that fails to achieve threshold level criteria.

In February 2021, the Compensation Committee established the 2021 performance measures and related target performance levels, as well as the corresponding weighting for each measure, for our executive officers, including our Named Executive Officers other than Mr. Steinert, under the Annual Incentive Plan (the “2021 Annual Incentive Plan”).

Target Cash Incentive Award Opportunities

Under the Annual Incentive Plan, each participant’s actual annual cash incentive award is calculated, in part, by reference to a target annual cash incentive award opportunity based on either a percentage of the participant’s annual base salary for the fiscal year or a specified dollar amount, in the case of our executive officers, as determined by the Compensation Committee. To set the target annual cash incentive award opportunities of our Named Executive Officers for 2021, the Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our Named Executive Officers’ target cash incentive award opportunities to those executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2020 performance and the other factors described in “Elements of Executive Compensation – Base Salary” above. The Compensation Committee also considered the appointments of Mr. Trevisan as the Company’s Chief Executive Officer and Mr. Fredo as the Company’s Chief Financial Officer in January 2021, as well as their respective additional responsibilities in connection with such roles. In February 2021 (or November 2021 in the case of Ms. Sarnoff), the Compensation Committee determined to set the target annual cash incentive award opportunities of our Named Executive Officers for 2021 as follows:

Named Executive Officer	Target Cash Incentive Award Opportunity	Target Cash Incentive Award Opportunity (as a percentage of annual base salary)	Percentage Change from 2020 Target Cash Incentive Award Opportunity
Mr. Steinert(1)	–	–	–
Mr. Trevisan	$ 472,000	87%	30%
Mr. Zales	$ 300,000	60%	(36)%
Ms. Eldridge	$ 200,000	62%	60%
Mr. Fredo	$ 200,000	64%	190%
Ms. Sarnoff	$ 250,000	67%	N/A
Ms. Welch(2)	$ 200,000	62%	0%
(1)
At Mr. Steinert’s request, to demonstrate his confidence in the Company and to continue to align his interests with those of our stockholders, the Compensation Committee continued to consider Mr. Steinert ineligible to receive an annual cash incentive award for his 2021 performance.
(2)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

The amount actually paid to a participant could be more or less than the participant’s target annual cash incentive award, depending on the extent to which applicable performance goals were satisfied. For 2021, the Compensation Committee provided that annual incentive awards for such year would be paid to our executive officers in two installments rather than in one lump sum, whereby (i) 40% of each executive officer’s target annual cash incentive award opportunity would be made in an initial lump sum payment following completion of our second fiscal quarter of 2021 (the “First Half 2021 Payment”) and (ii) the remainder of each executive officer’s full-year annual cash incentive award would be paid in a lump sum payment following the end of the 2021 fiscal year based on the Compensation Committee’s evaluation of our actual performance as measured against the achievement of the pre-established corporate and individual performance goals.

Corporate Strategic and Organizational Goals

Our Board of Directors approves annual strategic and organizational initiatives for the Company, which the Compensation Committee utilizes as the business performance goals upon which annual cash incentive award payments are based. The 2021 strategic initiatives involved our core business growth and profitability, as well as the development of our digital retail and wholesale businesses. The 2021 organizational initiatives involved our technology infrastructure, activities related to employee engagement and enablement, as well as improving representation and belonging for underrepresented populations at the Company in the U.S. Each of these initiative categories involved one or more quantitative and qualitative metrics as established by our management that had to be successfully completed for that portion of the initiative to be considered achieved. For 2021, the threshold, target, and maximum performance levels for the number of strategic and organizational initiatives achieved and the corresponding payout levels on a sliding scale under the 2021 Annual Incentive Plan were established as follows:

Performance Measure	Performance Level	Payout Percentage
Strategic and Organizational Initiatives	Threshold (33%)(1)	50%
	Target (70%)	100%
	Maximum (100%)	150%
(1)
There is no payout under the strategic and organizational initiatives performance measure for performance that does not meet the threshold level criteria.

Corporate Financial Performance Goals

In addition, the Compensation Committee selected annual revenue and adjusted earnings before interest and taxes (“EBIT”), a non-U.S. generally accepted accounting principles (“GAAP”) financial measure, as the financial performance measurements for the fiscal year. For 2021, the threshold, target, and maximum performance levels for annual revenue and adjusted EBIT, as set forth in our annual operating plan, and the corresponding payout levels on a sliding scale for achievement of such measures under the 2021 Annual Incentive Plan, were established as follows:

Performance Measure	Performance Level	Payout Percentage
Annual Revenue	Threshold (95%)	50%
	Target (100%)	100%
	Maximum (105%)	200%
Adjusted EBIT	Threshold (90%)	50%
	Target (100%)	100%
	Maximum (110%)	150%

We calculate “adjusted EBIT” as GAAP consolidated net income, adjusted to exclude: stock-based compensation expense, acquisition-related expenses, other income, net, the provision for income taxes, and net income attributable to redeemable noncontrolling interest.

The Compensation Committee determined that, for purposes of the 2021 Annual Incentive Plan, these corporate financial measures were the most appropriate performance measures to use in determining cash incentive awards because, in its view, they were the best indicators of our successful execution of our annual operating plan. Thus, the threshold performance levels for these corporate performance goals were the minimum performance levels that had to be achieved before participants could earn any annual cash incentive awards relating to this measure. If the threshold performance goal for a particular measure was not achieved, then no award payments would be made under the 2021 Annual Incentive Plan with respect to such measure.

The above-referenced performance objectives should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of annual cash incentive compensation in 2021. You are cautioned not to rely on these performance goals as a prediction of our future performance.

Individual Performance Goals

For purposes of the 2021 Annual Incentive Plan, the Compensation Committee authorized (i) Mr. Steinert to establish one or more individual performance goals for Mr. Trevisan’s annual cash incentive award opportunity and (ii) Mr. Trevisan to establish one or more individual performance goals for each executive officer, including each Named Executive Officer other than Mr. Steinert and himself, as part of the executive’s annual cash incentive award opportunity. As part of our annual performance evaluation process, Messrs. Steinert and Trevisan, after consultation with Mr. Trevisan or each other executive officer, respectively, established the executive’s performance goals for the fiscal year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which Messrs. Steinert and Trevisan could evaluate the applicable executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within the Company and included operational metrics that could reflect corporate or departmental goals or could include specific operational goals with respect to the executive’s area of responsibility. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, and commitment to excellence and work ethic and could include more specific objectives for the executive officer, such as the successful completion of major projects and organization capability building.

For our executive officers other than Mr. Steinert in 2021, the Compensation Committee established performance ratings for the individual performance goals achieved and the corresponding payout levels under the 2021 Annual Incentive Plan as follows:

Performance Measure	Performance Rating	Payout Percentage
Individual Performance Goals	Developing	40 – 80%
	Strong	100 – 115%
	Leading	115 – 130%
	Outstanding	130 – 150%

Our executive officers other than Mr. Steinert were subject to reviews conducted by their respective direct managers at the conclusion of the 2021 fiscal year (or, in the case of Ms. Welch, prior to her separation from the Company) to evaluate their performance for such year. These evaluations were the basis for the assessment of their performance rating against the pre-established individual performance goals.

Weighting of Performance Goals

In February 2021, in connection with establishing the corporate performance goals for the fiscal year, the Compensation Committee also determined the relative weighting for our executive officers (other than Mr. Steinert) with respect to the business and financial performance goals and the individual performance goals. For purposes of the 2021 Annual Incentive Plan, the weighting of the performance goals for our executive officers, including our Named Executive Officers other than Mr. Steinert, was as follows:

Performance Measure	Weighting
Strategic and Organizational Initiatives	30%
Annual Revenue	30%
Adjusted EBIT	10%
Individual Performance Goals	30%

2021 Annual Incentive Award Results

In July 2021, the Compensation Committee approved the First Half 2021 Payments for our Named Executive Officers as follows:

Named Executive Officer	Actual Cash Incentive Award Payment for First Half of 2021 (40% of Annual Target Award)
Mr. Steinert(1)	–
Mr. Trevisan	$ 188,800
Mr. Zales	$ 120,000
Ms. Eldridge	$ 80,000
Mr. Fredo	$ 80,000
Ms. Sarnoff(2)	–
Ms. Welch(3)	$ 80,000
(1)
At Mr. Steinert’s request, to demonstrate his confidence in the Company and to continue to align his interests with those of our stockholders, the Compensation Committee continued to consider Mr. Steinert ineligible to receive an annual cash incentive award for his 2021 performance.

(2)
Ms. Sarnoff’s employment with the Company commenced on December 8, 2021.
(3)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

In February 2022 (or November 2021 in the case of Ms. Welch), the Compensation Committee determined the total amounts to be paid to our executive officers, including our Named Executive Officers other than Mr. Steinert, under the 2021 Annual Incentive Plan based on our actual performance for the 2021 fiscal year (or, in the case of Ms. Welch, at the time of her separation from the Company) with respect to each corporate performance goal and each executive officer’s individual performance against the executive’s distinct performance goals. For 2021, the actual results against the targets set for the corporate components under the 2021 Annual Incentive Plan were as follows:

Performance Measure	Achievement Percentage or Rating	Payout Percentage
Strategic and Organizational Initiatives	61%	87.6%
Annual Revenue	127%	200%
Adjusted EBIT	196%	150%
Individual Performance Goals	(1)	(1)
(1)
Performance ratings and corresponding payout percentages for each Named Executive Officer (other than Mr. Steinert) varied based on the 2021 performance reviews conducted for each such individual.

As a result, the target annual cash incentive award opportunities and the actual cash incentive award payments (inclusive of the First Half 2021 Payments) made to our Named Executive Officers (other than Mr. Steinert) for 2021 were as follows:

Named Executive Officer	Target Annual Cash Incentive Award	Actual Annual Cash Incentive Award	Percentage of Target Annual Cash Incentive Award Actually Paid
Mr. Steinert(1)	–	–	–
Mr. Trevisan	$ 472,000	$ 640,882	135.8%
Mr. Zales	$ 300,000	$ 407,340	135.8%
Ms. Eldridge	$ 200,000	$ 268,560	134.3%
Mr. Fredo	$ 200,000	$ 262,560	131.3%
Ms. Sarnoff(2)	$ 16,438	$ 21,580	131.3%
Ms. Welch(3)	$ 200,000	$ 262,500	131.3%
(1)
At Mr. Steinert’s request, to demonstrate his confidence in the Company and to continue to align his interests with those of our stockholders, the Compensation Committee continue to consider Mr. Steinert ineligible to receive an annual cash incentive award for his 2021 performance.
(2)
Pursuant to an offer letter between the Company and Ms. Sarnoff dated November 15, 2021, Ms. Sarnoff’s target annual cash incentive award was $250,000. The figure presented herein reflects the prorated amount of such target based on Ms. Sarnoff’s commencement of employment with the Company on December 8, 2021.
(3)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

The annual cash incentive award payments made to our Named Executive Officers for 2021 are set forth in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

Historically and during 2021, we have used RSU awards with time-based vesting requirements to retain, motivate and reward our executive officers, including our Named Executive Officers, for long-term increases in the value of our Class A common stock and, thereby, to align their interests with those of our stockholders. In 2021, we expanded the form of equity awards granted to our executive officers to include performance-based RSU awards and NQSO awards in order to supplement the time-based RSU awards granted to our executive officers, including our Named Executive Officers, and in an effort to further align our executive officers’ interests with the long-term interests of our stockholders. Specifically, 50% of the value of the equity awards granted to our Named Executive Officers was awarded in the form of time-based RSU awards, 25% of the value was awarded in the form of performance-based RSU awards, and the remaining 25% of the value was awarded in the form of NQSOs. At grant, the Compensation Committee contemplated that the time-based RSU awards and NQSOs would vest quarterly over four years while the performance-based RSU awards would be earned and vest, if at all, at the end of three- and four-year performance periods ending on December 31, 2023 and December 31, 2024, respectively, based on the change in our total stockholder return (“TSR”) compared to the TSR growth of the companies that comprise the S&P 500 Index as of the day before the applicable performance period (the “PSU Peer Group Companies”). Because the value of these equity awards increases with any increase in the value of the underlying shares of Class A common stock, the awards provide incentives to our executive officers that are aligned with the interests of our stockholders. As described below under the heading “Compensation Decisions for 2022,” the Compensation Committee determined to amend the vesting terms of the performance-based RSU awards from performance-based to time-based with retrospective effect to the date of grant, as it believes that the modified time-based vesting approach more effectively links pay and performance, and serves as a compelling means of retaining our important talent in a competitive market, thus making it in the best long-term interests of our stockholders. The disclosure reported herein in respect of the vesting of the performance-based RSU awards describes the vesting provisions in respect of the fiscal year ended December 31, 2021 and such disclosure does not give effect to the above-referenced modification of the vesting provisions of such awards.

Typically, the size and form of the equity awards granted to our existing or newly-hired executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market practices (with reference to our compensation peer group) and after taking into consideration each individual executive officer’s role and the scope of responsibilities, qualifications, experience, past performance and expected future contributions, current equity holdings and the potential equity awards to be granted to our other executive officers.

For its consideration of the size and form of equity awards to issue to our executive officers in 2021, the Compensation Committee considered Compensia’s competitive market analysis, including a review of equity awards granted to executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2020 performance and the other factors described in “Elements of Executive Compensation – Base Salary” above. The Compensation Committee also considered the appointments of Mr. Trevisan as the Company’s Chief Executive Officer and Mr. Fredo as the Company’s Chief Financial Officer in January 2021, as well as their respective additional responsibilities in connection with such roles. The Compensation Committee also determined that it was advisable to grant Ms. Sarnoff equity awards as a new hire incentive. Additionally, while we typically grant equity awards to our executive officers on an annual basis, the Compensation Committee determined to increase the size of the 2021 awards granted to Messrs. Trevisan and Zales to cover the value of awards they would otherwise receive through 2024. As a result, the Compensation Committee has indicated that it does not currently contemplate that Messrs. Trevisan and Zales would be eligible for another equity grant in respect of long-term incentive compensation until 2025. Based on this review, the Compensation Committee granted the following equity awards to our Named Executive Officers in February 2021 and Ms. Sarnoff in December 2021:

Time-Based RSU Awards

Named Executive Officer	RSU Award (number of shares)	RSU Award (grant date fair value)(1)
Mr. Steinert	35,102(2)	$ 1,249,982
Mr. Trevisan	252,737(2)	$ 8,999,965
Mr. Zales	151,642(2)	$ 5,399,972
Ms. Eldridge	31,592(2)	$ 1,124,991
Mr. Fredo	28,081(2)	$ 999,964
Ms. Sarnoff	29,365(3)	$ 1,124,973
Ms. Welch(4)	17,551(2)	$ 624,991
(1)
The amounts reported represent the grant date fair value of the time-based RSU awards, as computed in accordance with the Financial Accounting Standard Board’s ASC Topic 718 (“FASB ASC Topic 718”), which excludes the impact of estimated forfeitures related to service-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.

(2)
Annual retention award, vesting as follows: 6.25% of the RSUs subject to the award vests on the date that is three months following the vesting commencement date of January 1, 2021 and 6.25% of the RSUs subject to the award vests on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(3)
New hire award, vesting as follows: 25% of the RSUs subject to the award vests on the one-year anniversary of the vesting commencement date of December 1, 2021 and 6.25% of the RSUs subject to the award vests on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(4)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

Performance-Based RSU Awards

Named Executive Officer	RSU Award (number of shares)	RSU Award (grant date fair value)(1)
Mr. Steinert	17,551(2)	$ 626,746
Mr. Trevisan	126,368(2)	$ 4,512,601
Mr. Zales	75,821(3)	$ 4,243,322
Ms. Eldridge	15,796(3)	$ 884,023
Mr. Fredo	14,040(3)	$ 785,749
Ms. Sarnoff	14,682(4)	$ 808,905
Ms. Welch(5)	8,775(3)	$ 491,092
(1)
The amounts reported reflect the value of the performance-based RSU awards at the grant date based upon the grant date fair value determined utilizing a Monte Carlo simulation model, a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for the Company and the PSU Peer Group Companies over the applicable performance periods under the performance-based RSU awards, which reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.
(2)
Annual retention award, vesting on each of December 31, 2023 and December 31, 2024. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares of our Class A common stock issuable on each such vesting date equal to the product of (i) 125% and (ii) one-half of the number of shares reported herein. After giving effect to the 2022 PSU Amendment, the vesting is treated as a time-based vested award, with 6.25% of the RSUs subject to the award vesting on the date that is three months following the vesting commencement date of January 1, 2021 and 6.25% of the RSUs subject to the award vesting on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date (the “Amended RSU Terms”).
(3)
Annual retention award, vesting on each of December 31, 2023 and December 31, 2024. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares of our Class A common stock issuable on each such vesting date equal to the product of (i) 200% and (ii) one-half of the number of shares reported herein. After giving effect to the 2022 PSU Amendment, the vesting of this award is subject to the Amended RSU Terms.
(4)
New hire award, vesting on each of December 31, 2024 and December 31, 2025. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares of our Class A common stock issuable on each such vesting date equal to the product of (i) 200% and (ii) one-half of the number of shares reported herein. After giving effect to the 2022 PSU Amendment, the vesting is treated as a time-based vested award, with 25% of the RSUs subject to the award vesting on the one-year anniversary of the vesting commencement date of December 1, 2021 and 6.25% of the RSUs subject to the award vesting on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon Ms. Sarnoff remaining continuously employed by us through each applicable vesting date.
(5)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

NQSO Awards

Named Executive Officer	NQSO Award (number of stock options)	NQSO Award (grant date fair value)(1)
Mr. Steinert	36,507(2)	$ 625,000
Mr. Trevisan	262,850(2)	$ 4,499,992
Mr. Zales	157,710(2)	$ 2,699,995
Ms. Eldridge	32,856(2)	$ 562,495
Mr. Fredo	29,205(2)	$ 499,990
Ms. Sarnoff	31,128(3)	$ 562,483
Ms. Welch(4)	18,253(2)	$ 312,491
(1)
The amounts reported represent the grant date fair value of the NQSO awards, as computed in accordance with FASB ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.
(2)
Annual retention award, vesting as follows: 6.25% of the shares of our Class A common stock underlying this NQSO award vests on the date that is three months following the vesting commencement date of January 1, 2021 and 6.25% of the shares of our Class A common stock underlying this award vests on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(3)
New hire award, vesting as follows: 25% of the shares of our Class A common stock underlying this NQSO award vests on the one-year anniversary of the vesting commencement date of December 1, 2021 and 6.25% of the shares of our Class A common stock underlying this award vests on the last day of each three-month period thereafter until the fourth anniversary of the vesting commencement date, contingent upon such Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(4)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

Upon vesting, all of the RSU and NQSO awards presented in the tables above will be settled by issuing the number of shares of our Class A common stock that have vested (and, in the case of NQSOs, exercised) on such date. In addition, as described above, all such RSU and NQSO awards provide for acceleration of vesting in the event the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within 12 months following a qualifying change of control of the Company.

The equity awards granted to our Named Executive Officers in 2021 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

We have established a broad-based tax-qualified savings plan under Section 401(k) of the Code for our eligible U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we match contributions made to the plan by our employees as follows: 50% of an employee’s calendar-year contributions, up to a maximum of 8% of the employee’s cash compensation paid during the period. Mandatory matching contributions may be subject to vesting based on an employee’s start date and length of service. Employees can designate the investment of their Section 401(k) accounts into a broad range of mutual funds. We do not allow investment in our common stock through the Section 401(k) plan. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, our executive officers, including our Named Executive Officers, are eligible to receive the same employee benefits that are generally available to all of our U.S. CarGurus employees, subject to the satisfaction of certain eligibility requirements. These benefits include medical, dental and vision coverage, health savings and flexible spending accounts, paid time off, flexible work schedules on a case-by-case basis, employee assistance programs, short term and long term disability insurance and term life insurance, as well as paid access to certain wellness and family care resources. In response to the COVID-19 pandemic, we implemented changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. These changes included requiring our employees to work from home.

In structuring our employee benefit programs, we seek to provide an aggregate level of benefits that are competitive with those provided by similar companies, compliant with applicable laws and practices and affordable to our employees. We adjust these programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of the individual’s duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2021, we provided Mr. Trevisan with a supplemental commuting benefit to and from our offices in Cambridge, Massachusetts on a limited basis to allow him to more efficiently use commuting hours for business purposes. The amounts associated with this benefit are reflected in the “Summary Compensation Table” below.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into employment offer letters with each of our executive officers. For a summary of the material terms and conditions of our employment arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below.

Post-Employment Compensation Arrangements

The employment offer letters with certain of our executive officers provide for certain protections in the event of their termination of employment under specified circumstances. We believe that these protections were necessary to induce these individuals to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements continue to serve our executive retention objectives by helping these executive officers maintain continued focus and dedication to their responsibility to maximize stockholder value.

For a summary of the material terms and conditions of the post-employment compensation arrangements with our Named Executive Officers, see “Executive Employment Arrangements” below. For an estimate of the value of payments and benefits that our Named Executive Officers would have been eligible to receive if a hypothetical change of control or other trigger event had occurred on December 31, 2021, see “Potential Payments upon Termination of Employment or Change in Control” below.

Other Compensation Policies

Hedging and Pledging Policy

Our Insider Trading Policy prohibits our non-employee directors, executive officers, and certain other persons as may be designated by the administrator of such policy from engaging in short sales of our securities, buying or selling puts or calls or other derivative securities on our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities without prior approval from the policy administrator. In addition, our Insider Trading Policy prohibits our non-employee directors, executive officers, and certain other persons as may be designated by the administrator of such policy from holding our securities in a margin account or pledging our securities as collateral for a loan without prior approval from the policy administrator.

Exchange Act Rule 10b5-1 Sales Plans Policy

Certain of our directors and our executive officers have adopted written plans, known as Rule 10b5-1 plans, pursuant to which they contracted with a broker to sell shares of our Class A common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from the director or executive officer. Our directors and executive officers may only enter into such a plan at a time when we are not in a “blackout period” under our Insider Trading Policy and when the director or executive officer entering into the plan is not otherwise aware of material, nonpublic information. We also require a 60-day cooling-off period before trades may commence under a new plan. Once the plan is in place, the director or executive officer may amend or terminate the plan only in limited circumstances. We maintain an internal policy that prohibits each executive officer from buying or selling any shares of our Class A common stock in the open market outside of a Rule 10b5-1 plan, regardless of whether the executive is in possession of material, nonpublic information.

Compensation Clawback Policy

Our Board of Directors has adopted the Clawback Policy, which provides that if we are required to prepare an accounting restatement due to the material non-compliance with any financial reporting requirement, then our Board of Directors (or a committee thereof) may take, in its discretion, such actions as it deems necessary to recover from any executive officer or other current or former employee that is covered by the policy (i.e., an individual that our Board of Directors determines has contributed to the restatement through willful misconduct, fraud or a breach of a fiduciary duty) (a “Covered Person”) any incentive-based equity compensation received by such individual during the previous three years that is determined to be in excess of the amount the individual would have received if such compensation had been calculated based on the restated financial statements. The Clawback Policy also provides for the recovery of excess incentive-based cash and equity compensation from a Covered Person that our Board of Directors (or a committee thereof) determines, in its discretion, has engaged in “Detrimental Conduct” (i.e., willful misconduct, fraud, the violation of a law or regulation, or non-compliance with Company policies that (in the case of each of the foregoing) has resulted, or is reasonably likely to result, in a material adverse impact on our financial results, operations or reputation), to the extent such compensation was granted during the one-year period preceding the date of the Detrimental Conduct or any time thereafter.

Tax and Accounting Considerations

Deductibility of Executive Compensation

In determining executive compensation, the Compensation Committee considers the possible income tax consequences to the Company and to our executive officers. To maintain maximum flexibility in designing our executive compensation program, the Compensation Committee, while considering tax deductibility as one factor in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to certain current or former executive officers. To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. Therefore, the Compensation Committee may approve base salaries and other compensation awards for our executive officers that may not be fully deductible because of the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including RSU awards that may be settled in shares of our Class A common stock, options to purchase shares of our Class A common stock and other stock awards, based on the grant date “fair value” of these awards, although for performance-based (also referred to by us as “market-based” in our Annual Report on Form 10-K for the year ended December 31, 2021) RSU awards, the grant date fair value is determined utilizing a Monte Carlo simulation model, a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for the Company and the PSU Peer Group Companies over the applicable performance periods under the performance-based RSU awards.

This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our income statements over the period that an employee or director is required to render service in exchange for an RSU award, stock option or other stock award.

Compensation Decisions for 2022

For 2022, the Compensation Committee has made certain changes to our executive compensation program to enhance alignment with stockholder interests and better reflect current market practices (with reference to our compensation peer group). In particular, the annual equity awards granted to each of our executive officers for 2022 were all granted in the form of time-based RSUs, which is consistent with our historical equity compensation design since our initial public offering (with the exception of 2021). Additionally, on February 8, 2022, the Compensation Committee amended the performance-based RSU awards granted to our executive officers in 2021 to modify the vesting terms of such awards from performance-based to time-based so that all outstanding RSUs held by our executive officers are aligned with this philosophy. Pursuant to such amendments, these RSUs may be settled in shares of our Class A common stock and are subject to vesting over four years.

After a thorough review of our executive compensation program, the Compensation Committee believes that this updated program design reflects current market practices, more effectively links pay and performance, and serves as a compelling means of retaining our important talent in a competitive market, thus making it in the best long-term interests of our stockholders. We will continue to re-evaluate our executive compensation program to cause continued alignment in our compensation program, policies and practices. Stockholder input will continue to be an important consideration in our annual executive compensation evaluation process.

Executive Compensation

Summary Compensation Table

The following table presents for the fiscal years ended December 31, 2021, 2020 and 2019, the compensation paid or awarded to, or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Langley Steinert Executive Chairman and Chairman of our Board of Directors(2)	2021	10,000	—	2,501,728	—	—	2,511,728
	2020	10,000	—	2,291,672	—	—	2,301,672
	2019	50,000	—	2,622,786	—	7,325(3)	2,680,111
Jason Trevisan Chief Executive Officer(2)	2021	540,000	—	18,012,558	640,882(4)	17,810(5)	19,211,250
	2020	382,813	—	2,673,612	335,893(6)	5,000(7)	3,397,317
	2019	380,000	—	5,245,571	253,334(8)	12,325(9)	5,891,230
Samuel Zales Chief Operating Officer and President	2021	500,000	—	12,343,288	407,340(4)	6,250(10)	13,256,879
	2020	437,500	—	3,437,525	433,649(6)	5,000(7)	4,313,674
	2019	380,000	—	5,468,762	253,334(8)	5,000(7)	6,107,096
Andrea Eldridge(11) Chief People Officer	2021	325,000	—	2,571,509	268,560(4)	5,000(7)	3,170,069
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Scot Fredo(12) Chief Financial Officer, Treasurer and Secretary(2)	2021	315,000	—	2,285,703	262,560(4)	5,000(7)	2,868,263
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Dafna Sarnoff(13) Chief Marketing Officer	2021	24,148	—	2,496,361	21,580(4)	100,000(14)	2,642,089
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
Sarah Welch(15) Former Chief Marketing Officer	2021	301,610	—	1,428,575	262,500(4)	1,941,971(16)	3,934,656
	2020	275,625	—	3,246,555	164,320(6)	5,000(7)	3,691,500
	2019	300,000	—	3,683,033	20,290(8)	5,000(7)	4,208,323
(1)
Represents the aggregate grant date fair value of the time-based RSU and NQSO awards based on the closing market price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 for the assumptions regarding the valuation of these equity awards. For performance-based RSUs granted in 2021, the value reported reflects the value of the awards at the grant date based upon the grant date fair value determined utilizing a Monte Carlo simulation model, a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for the Company and the PSU Peer Group Companies over the applicable performance periods under the performance-based RSU awards. Such performance-based RSUs were subsequently amended pursuant to the 2022 PSU Amendment.
(2)
Effective January 21, 2021, (i) Mr. Steinert transitioned from his role as Chief Executive Officer to becoming our Executive Chairman, (ii) Mr. Trevisan transitioned from his roles as Chief Financial Officer, Treasurer and President, International to becoming our Chief Executive Officer, and was appointed by our Board of Directors as a Class I director of the Company, and (iii) Mr. Fredo was appointed as our Chief Financial Officer and Treasurer (and Secretary, effective October 15, 2021).
(3)
Represents the amount attributable to Mr. Steinert for his use of a limited supplemental shared commuting benefit.
(4)
Represents a cash incentive award under the 2021 Annual Incentive Plan determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, of which 40% of the target amount was paid in July 2021 (except for Ms. Sarnoff whose employment commenced on December 8, 2021) and the remainder of which was paid in February 2022.
(5)
Consists of (i) $12,810 attributable to Mr. Trevisan for his use of a limited supplemental shared commuting benefit and (ii) $5,000 for the Company’s annual Section 401(k) matching contribution.
(6)
Represents a cash incentive award under the Annual Incentive Plan for 2020 determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, all of which was paid in February 2021.
(7)
Represents the Company’s Section 401(k) matching contributions.

(8)
Represents a cash incentive award under the Annual Incentive Plan for 2019 determined by the Compensation Committee based on our achievement of certain business and financial performance goals and the individual Named Executive Officer’s performance goals, of which 40% of the target amount was paid in June 2019 and the remainder of which was paid in February 2020.
(9)
Consists of (i) $7,325 attributable to Mr. Trevisan for his use of a limited supplemental shared commuting benefit and (ii) $5,000 for the Company’s annual Section 401(k) matching contribution.
(10)
Consists of (i) $1,250 related to a vehicle purchasing benefit for qualifying employees and (ii) $5,000 for the Company’s annual Section 401(k) matching contribution.
(11)
Ms. Eldridge was not a Named Executive Officer in 2019 or 2020. Accordingly, this Summary Compensation Table sets forth only her 2021 compensation information.
(12)
Mr. Fredo was not a Named Executive Officer in 2019 or 2020. Accordingly, this Summary Compensation Table sets forth only his 2021 compensation information.
(13)
Ms. Sarnoff was not a Named Executive Officer in 2019 or 2020, as her employment with the Company commenced on December 8, 2021. Accordingly, this Summary Compensation Table sets forth only her 2021 compensation information.
(14)
Consists of 50% of Ms. Sarnoff’s one-time sign-on bonus in connection with her hiring. The remaining 50% is payable to Ms. Sarnoff within 60 days following the six-month anniversary of December 8, 2021, subject to her continued employment through such date.
(15)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.
(16)
Consists of (i) amounts pursuant to the Separation Agreement between Ms. Welch and the Company, dated November 16, 2021 and (ii) $5,000 for the Company’s annual Section 401(k) matching contribution.

Grants of Plan-Based Awards Table

The following table presents, for each of our Named Executive Officers, information concerning each grant of a cash or equity award made during the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Langley Steinert	02/10/2021	—	—	—	—	—	—	35,102	—	—	1,249,982
	02/10/2021	—	—	—	—	—	—	—	36,507	35.61	625,000
	02/10/2021	—	—	—	0	17,551	21,939	—	—	—	626,746
Jason Trevisan	02/10/2021	—	—	—	—	—	—	252,737	—	—	8,999,965
	02/10/2021	—	—	—	—	—	—	—	262,850	35.61	4,499,992
	02/10/2021	—	—	—	0	126,368	157,960	—	—	—	4,512,601
	—	221,840	472,000	778,800	—	—	—	—	—	—	—
Samuel Zales	02/10/2021	—	—	—	—	—	—	151,642	—	—	5,399,972
	02/10/2021	—	—	—	—	—	—	—	157,710	35.61	2,699,995
	02/10/2021	—	—	—	0	75,821	151,642	—	—	—	4,243,322
	—	141,000	300,000	495,000	—	—	—	—	—	—	—
Andrea Eldridge	02/10/2021	—	—	—	—	—	—	31,592	—	—	1,124,991
	02/10/2021	—	—	—	—	—	—	—	32,856	35.61	562,495
	02/10/2021	—	—	—	0	15,796	31,592	—	—	—	884,023
	—	94,000	200,000	330,000	—	—	—	—	—	—	—
Scot Fredo	02/10/2021	—	—	—	—	—	—	28,081	—	—	999,964
	02/10/2021	—	—	—	—	—	—	—	29,205	35.61	499,990
	02/10/2021	—	—	—	0	14,040	28,080	—	—	——	785,749
	—	94,000	200,000	330,000	—	—	—	—	—		—
Dafna Sarnoff	12/08/2021	—	—	—	—	—	—	29,365	—	—	1,124,973
	12/08/2021	—	—	—	—	—	—	—	31,128	38.31	562,483
	12/08/2021	—	—	—	0	14,682	29,364	—	—	—	808,905
	—	7,726	16,438	27,123	—	—	—	—	—	—	—
Sarah Welch(4)	02/10/2021	—	—	—	—	—	—	17,551	—	—	624,991
	02/10/2021	—	—	—	—	—	—	—	18,253	35.61	312,491
	02/10/2021	—	—	—	0	8,775	17,550	—	—	—	491,092
	—	94,000	200,000	330,000	—	—	—	—	—	—	—
(1)
The amounts reported in the “Threshold” sub-column reflect the minimum payment level of non-equity incentive plan compensation for each of our Named Executive Officers assuming a threshold level of performance under the 2021 Annual Incentive Plan. The amounts reported in the “Maximum” sub-column reflect that for 2021, the program provided each Named Executive Officer with the potential to earn a maximum of 165% of the target cash incentive award opportunity. The amounts presented for Ms. Sarnoff are prorated based on Ms. Sarnoff’s commencement of employment during the fiscal year. The design and operation of the 2021 Annual Incentive Plan are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. Non-equity incentive plan awards actually paid by us for services rendered in 2021 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
(2)
The amounts reported in the “Threshold” “Target” and “Maximum” sub-columns represent the minimum, target and maximum number of share of our Class A common stock that may be issuable upon the vesting of our performance-based RSU awards, in each case, based on a formula determined by comparing our TSR to a pre-established relative TSR goal. After giving effect to the 2022 PSU Amendment, the figures set forth under the heading “Threshold” and “Maximum” are no longer applicable and the figures set forth under the heading “Target” will reflect the total number of shares of our Class A common stock underlying each such amended RSU award. See the table above under the heading “Performance-Based RSU Awards” for more information.
(3)
Represents the aggregate grant date fair value of the time-based RSU awards based on the closing market price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 for the assumptions regarding the valuation of these equity awards.
(4)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Langley Steinert	—	—	—	—	—	3,646(2)	122,651	—	—
	—	—	—	—	—	20,070(3)	675,155	—	—
	—	—	—	—	—	37,430(4)	1,259,145	—	—
	—	—	—		—	28,521(5)	959,446	—	—
	—	—	—	—	—	17,551(6)	590,416	—	—
	6,845(7)	29,662(7)	—	35.61	02/10/2031	—	—	—	—
Jason Trevisan	—	—	—	—	—	3,125(2)	105,125	—	—
	—	—	—	—	—	17,935(3)	603,333	—	—
	—	—	—	—	—	35,527(8)	1,195,128	—	—
	—	—	—	—	—	43,668(4)	1,468,992	—	—
	—	—	—	—	—	205,349(5)	6,907,940	—	—
	—	—	—	—	—	126,368(6)	4,251,020	—	—
	49,284(7)	213,566(7)	—	35.61	02/10/2031	—	—	—	—
Samuel Zales	62,782	0	—	0.16	12/10/2024	—	—	—	—
	201,564	0	—	0.16	12/10/2024	—	—	—	—
	—	—	—	—	—	3125(2)	105,125	—	—
	—	—	—	—	—	19,642(3)	660,757	—	—
	—	—	—	—	—	35,527(8)	1,195,128	—	—
	—	—	—	—	—	56,145(4)	1,888,718	—	—
	—	—	—	—	—	123,210(5)	4,144,784	—	—
	—	—	—	—	—	75,821(9)	2,550,618	—	—
	29,570(7)	128,140(7)	—	35.61	02/10/2031	—	—	—	—
Andrea Eldridge	—	—	—	—	—	6,920(10)	232,789	—	—
	—	—	—	—	—	7,050(11)	237,162	—	—
	—	—	—	—	—	25,669(5)	863,505	—	—
	—	—	—	—	—	15,796(9)	531,377	—	—
	6,160(7)	26,696(7)	—	35.61	02/10/2031	—	—	—	—
Scot Fredo	—	—	—	—	—	219(2)	7,367	—	—
	—	—	—	—	—	519(2)	17,459	—	—
	—	—	—	—	—	2,195(3)	73,840	—	—
	—	—	—	—	—	795(3)	26,744	—	—
	—	—	—	—	—	7,760(4)	261,046	—	—
	—	—	—	—	—	22,816(5)	767,530	—	—
	—	—	—	—	—	14,040(9)	472,306	—	—
	5,475(7)	23,730(7)	—	35.61	02/10/2031	—	—	—	—
Dafna Sarnoff	—	—	—	—	—	29,365(12)	987,839	—	—
	—	—	—	—	—	14,682(13)	493,902	—	—
	0	31,128(14)	—	38.31	12/08/2031	—	—	—	—
Sarah Welch(15)	—	—	—	—	—	—	—	—	—

(1)
The market price for our Class A common stock is based on $33.64 per share, the closing market price of our Class A common stock on December 31, 2021, the last trading day of 2021. Our Class B common stock is valued the same as our Class A common stock.
(2)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2018 and 6.25% of the shares subject to the award vested on the last day of each three-month period thereafter until January 1, 2022.
(3)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2019 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until January 1, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(4)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2020 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until January 1, 2024, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(5)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2021 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until January 1, 2025, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(6)
The awards vest on each of December 31, 2023 and December 31, 2024. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares of our Class A common stock issuable on each such vesting date equal to the product of (i) 125% and (ii) one-half of the number of shares reported herein. The amount reported herein does not give effect to the 2022 PSU Amendment. Had this table given effect to the 2022 PSU Amendment, the number of shares of our Class A common stock underlying such award would be equal to the number reported herein multiplied by 81.25%.
(7)
6.25% of the shares of our Class A common stock underlying this NQSO award vested on April 1, 2021 and 6.25% of the shares of our Class A common stock underlying the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until January 1, 2025, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(8)
50% of the shares of our Class A common stock subject to this RSU award vested on January 1, 2021 and the remaining 50% of the shares subject to the award will vest on January 1, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through such vesting date.
(9)
The awards vest on each of December 31, 2023 and December 31, 2024. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares issuable on each such vesting date equal to the product of (i) 200% and (ii) one-half of the number of shares reported herein. The amount reported herein does not give effect to the 2022 PSU Amendment. Had this table given effect to the 2022 PSU Amendment, the number of shares of our Class A common stock underlying such award would be equal to the number reported herein multiplied by 81.25%.
(10)
25% of the shares of our Class A common stock subject to this RSU award vested on March 1, 2021 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until March 1, 2024, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(11)
6.25% of the shares of our Class A common stock subject to this RSU award vested on October 1, 2020 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until July 1, 2024, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(12)
25% of the shares of our Class A common stock subject to this RSU award will vest on December 1, 2022 and 6.25% of the shares subject to the award will vest on the last day of each three-month period thereafter until December 1, 2025, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(13)
The award vests on each of December 31, 2024 and December 31, 2025. The total number of shares of our Class A common stock issuable on each such vesting date is based on our TSR compared to a pre-established relative TSR goal, with the maximum number of shares issuable on each such vesting date equal to the product of (i) 200% and (ii) one-half of the number of shares reported herein. The amount reported herein does not give effect to the 2022 PSU Amendment. However, had this table given effect to the 2022 PSU Amendment, the number of shares of our Class A common stock underlying such award would not change from the number reported herein.

(14)
25% of the shares of our Class A common stock underlying this NQSO award will vest on December 1, 2022 and 6.25% of the shares of our Class A common stock underlying the award will vest on the last day of each three-month period thereafter until December 1, 2025, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(15)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021. Ms. Welch held no outstanding equity as of December 31, 2021.

Option Exercises and Stock Vested Table

The following table presents, for each of our Named Executive Officers, the number of shares of our Class A common stock acquired upon the exercise of stock options and vesting of RSU awards during the fiscal year ended December 31, 2021, and the aggregate value realized upon the exercise or vesting of such awards.

Name	Option Awards – number of shares acquired on exercise (#)(1)	Option Awards – value realized on exercise ($)(2)	Stock Awards – number of shares acquired on vesting (#)(3)	Stock Awards – value realized on vesting ($)(4)
Langley Steinert	—	—	53,855	1,543,407
Jason Trevisan	—	—	129,169	3,775,547
Samuel Zales	58,000	1,920,178	117,125	3,447,595
Andrea Eldridge	—	—	13,868	392,786
Scot Fredo	—	—	14,726	418,259
Dafna Sarnoff	—	—	—	—
Sarah Welch(5)	—	—	53,539	1,606,101
(1)
The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the exercise of vested stock options without taking into account any shares that may have been withheld or sold to cover the option exercise price or applicable tax withholding obligations.
(2)
The amounts reported in this column represent the taxable income recognized upon the exercise of vested stock options calculated by multiplying (i) the number of shares of our Class A common stock acquired upon exercise by (ii) the difference between the closing market price of our Class A common stock at exercise and the exercise price of the options.
(3)
The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the vesting of RSU awards without taking into account any shares that may have been withheld to satisfy applicable tax withholding obligations.
(4)
The amounts reported in this column represent the taxable income recognized upon the vesting of RSU awards calculated by multiplying the gross number of units vested by the closing market price of our Class A common stock on the vesting date or, if the vesting occurred on a day on which Nasdaq was closed for trading, the prior trading day.
(5)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which our Named Executive Officers would have been entitled, as specified under their respective employment offer letter or equity award agreement, as applicable, assuming, subject to footnotes (1) and (5), an employment termination date of December 31, 2021, on which the closing market price for our Class A common stock was $33.64 per share.

Name and Benefit	Termination w/o Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Langley Steinert
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	295,208	3,311,606
Health & Benefits	—	—	—	—
Other	—	—	—	—
Total Estimated Value	—	—	295,208	3,311,606
Jason Trevisan
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	2,125,510	12,406,028
Health & Benefits	—	—	—	—
Other(2)	100,000	100,000	—	100,000
Total Estimated Value	100,000	100,000	2,125,510	12,506,028
Samuel Zales
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	1,275,309	9,269,822
Health & Benefits	—	—	—	—
Other(2)	100,000	—	—	100,000
Total Estimated Value	100,000	—	1,275,309	9,369,822
Andrea Eldridge
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	265,689	1,599,145
Health & Benefits	—	—	—	—
Other(2)	100,000	—	—	100,000
Total Estimated Value	100,000	—	265,689	1,699,145
Scot Fredo
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	236,153	1,003,683
Health & Benefits	—	—	—	—
Other	—	—	—	—
Total Estimated Value	—	—	236,153	1,003,683
Dafna Sarnoff
Base Salary(3)	18,111	18,111	—	18,111
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	246,951	1,234,790
Health & Benefits(4)	—	—	—	—
Other	—	—	—	—
Total Estimated Value	18,111	18,111	246,951	1,252,901
Sarah Welch
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)	—	—	—	—
Health & Benefits	—	—	—	—
Other(5)	2,119,471	—	—	2,119,471
Total Estimated Value	2,119,471	—	—	2,119,471
(1)
Our forms of time-based RSU award agreement, performance-based RSU award agreement and NQSO award agreement with our executive officers, including each of our Named Executive Officers, provides for certain acceleration of unvested RSUs or NQSOs, as applicable, under such award in the event of certain triggering events.

Our forms of time-based RSU award agreement and NQSO award agreement provide for acceleration of unvested RSUs or NQSOs, as applicable, under such award in the event that such officer is terminated by us without Cause or by such officer for Good Reason (each, as defined in the Company’s standard time-based RSU award agreement and NQSO award agreement, as applicable, for executive officers, the forms of which have been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan).

Prior to giving effect to the 2022 PSU Amendment, our form of performance-based RSU award agreement provided for acceleration of unvested RSUs (i) in the event that an officer was terminated by us without Cause or by such officer for Good Reason (each, as defined in the Company’s original performance-based RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control and (ii) following a Change of Control. For purposes of this table, we have assumed that 50% of each recipient’s targeted award would be accelerated in connection with the events described in clauses (i) and (ii) above. After giving effect to the 2022 PSU Amendment, the acceleration provisions of our performance-based RSU award agreement are substantially similar to those set forth in our forms of time-based RSU award agreement and NQSO award agreement.

For all purposes above, a Change of Control under the 2017 Plan generally occurs if: (i) a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities; (ii) we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; (iii) we merge into another entity and the members of the board of directors prior to the merger would not constitute a majority of the board of directors of the merged entity or its parent; (iv) we sell or dispose of all or substantially all of our assets; (v) our stockholders approve a plan of complete liquidation or dissolution; or (vi) a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

(2)
Represents a lump-sum cash severance payment.
(3)
Pursuant to an offer letter between the Company and Ms. Sarnoff dated November 15, 2021, Ms. Sarnoff’s annual base salary is $375,000. The figure presented herein reflects the prorated amount of nine months of such base salary based on Ms. Sarnoff’s commencement of employment with the Company on December 8, 2021 and an assumed termination date of December 31, 2021.
(4)
Pursuant to an offer letter between the Company and Ms. Sarnoff dated November 15, 2021, if we terminate Ms. Sarnoff’s employment without cause or if Ms. Sarnoff terminates her employment for good reason, Ms. Sarnoff is entitled to reimbursement for the COBRA premiums that she would pay for continued health care coverage under our group health plans for herself and her dependents until the earlier of nine months, until she becomes eligible under another employer’s group coverage, or until she ceases to be eligible for COBRA coverage for any reason. As of December 31, 2021, however, Ms. Sarnoff was not enrolled in health care coverage under our group health plans for herself and/or her dependents, and would therefore not be eligible for COBRA coverage following an assumed termination date of December 31, 2021.
(5)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021. On November 16, 2021, we and Ms. Welch entered into a separation agreement by mutual agreement, pursuant to which, in exchange for granting and not revoking a customary release, Ms. Welch received an aggregate cash severance payment of $2,119,471, which was comprised of: (i) $243,750, representing nine months of her base salary; (ii) $182,500, representing the remainder of her earned FY 2021 cash incentive award opportunity; (iii) $1,668,221, representing the cash value of those RSUs granted to Ms. Welch during her employment that would have vested during the nine-month period following her separation date had her employment continued during that time, based on a price per share of our Class A common stock of $36.26, or the average of the closing price for the thirty (30) trading days immediately preceding her date of separation; and (iv) an additional cash payment of $25,000. Additionally, we have agreed to pay the employer portion of premiums for Ms. Welch’s continued participation in our medical and dental insurance plans until the earlier of (i) August 31, 2022 and (ii) the date on which Ms. Welch becomes eligible for other benefits through new employment.

Executive Employment Arrangements

We have entered into employment offer letters with each of our Named Executive Officers. These agreements provide for “at-will” employment and generally include the Named Executive Officer’s initial annual base salary, an indication of eligibility for an annual performance-based bonus opportunity, an equity award recommendation, and, as applicable, certain severance and change of control payments and benefits. These employment arrangements are described below.

Langley Steinert

The employment offer letter with Mr. Steinert, effective March 17, 2006, memorializes the terms of Mr. Steinert’s employment with the Company. The terms provide that Mr. Steinert is entitled to an annual base salary, which may be adjusted on an annual basis, and participation in our employee benefit programs. In connection with his commencement of employment, Mr. Steinert entered into a non-disclosure, development and non-competition agreement, which provides that at all times during his employment and thereafter, Mr. Steinert will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Steinert’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Steinert’s termination of employment, Mr. Steinert cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Jason Trevisan

The employment offer letter with Mr. Trevisan, dated August 10, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of his employment, Mr. Trevisan received a $50,000 sign-on bonus, which would have been subject to repayment if Mr. Trevisan’s employment terminated within 12 months following his employment start date. Mr. Trevisan is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Trevisan was granted 553,986 RSUs (the “Trevisan RSU Award”) under the 2015 Plan, which could be settled for 184,662 shares of Class A common stock and 369,324 shares of Class B common stock, subject to service-based vesting over four years and liquidity event-based vesting, each of which have been satisfied and, as a result, all shares under the Trevisan RSU Award are now vested. Prior to the satisfaction of the service-based vesting condition, the units underlying the Trevisan RSU Award were subject to (i) full acceleration in connection with a Transaction (as defined in the 2015 Plan) and (ii) acceleration of any units that would otherwise have vested during the 12-month period following his termination date if we had terminated Mr. Trevisan’s employment without cause or Mr. Trevisan had terminated his employment for good reason.

Mr. Trevisan is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate his employment for cause, we will pay Mr. Trevisan his accrued compensation and benefits through the date of termination. If Mr. Trevisan terminates his employment for any reason, we will pay him his accrued compensation and benefits through the date of termination.

If we terminate Mr. Trevisan’s employment without cause, or Mr. Trevisan terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to a severance payment of $100,000, which will be paid in a lump sum within 60 days following his termination of employment.

Pursuant to the terms of the employment offer letter: (1) “cause” is generally defined as a finding by our Board of Directors that Mr. Trevisan has: (i) materially breached the offer letter, which breach has not been remedied within 30 days following written notice to him; (ii) engaged in disloyalty to our company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of our company to persons not entitled to receive such information; (iv) breached the nondisclosure, developments, and non-competition agreement that he entered into in connection with the commencement of his employment; or (v) engaged in such other behavior detrimental to the interests of our company as our Board of Directors reasonably determines; and (2) “good reason” is generally defined as the occurrence of any of the following events, without Mr. Trevisan’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on our company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to our company (with the exception of travel related to his duties); or (iv) our company’s material breach of the offer letter; provided that Mr. Trevisan notifies us within 30 days of the occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Trevisan comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Trevisan’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Trevisan’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Trevisan’s termination of employment, Mr. Trevisan cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Samuel Zales

The employment offer letter with Mr. Zales, dated October 24, 2014, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Upon execution of the employment offer letter, Mr. Zales received a $50,000 sign-on bonus, which would have been subject to repayment upon a voluntary termination within 12 months following Mr. Zales’s employment start date. Mr. Zales is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Zales was granted an option to purchase 265,066 shares of Class A common stock and 530,132 shares of Class B common stock (the “Zales Option”), pursuant to the terms of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The shares of common stock underlying the Zales Option were subject to service-based vesting over four years and, as a result, are now vested. Prior to the satisfaction of the service-based vesting condition, the shares underlying the Zales Option were subject to full acceleration in connection with a change of control of the Company.

Mr. Zales is entitled to participate in all employee benefit programs made available to other company employees, including, but not limited to, health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Zales’ employment without cause, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he is entitled to a severance payment of $100,000, which will be paid in a lump sum on Mr. Zales’s last day of employment with us. If Mr. Zales’ employment is terminated for any reason, Mr. Zales will have 90 days to exercise the remaining vested options under the Zales Option.

The employment offer letter requires that Mr. Zales comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Zales’ employment and thereafter, Mr. Zales will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Zales’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Zales’s termination of employment, Mr. Zales cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Andrea Eldridge

The employment offer letter with Ms. Eldridge, dated January 16, 2020, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of her employment, Ms. Eldridge received a $10,000 sign-on bonus, which would have been subject to repayment if Ms. Eldridge’s employment terminated within 12 months following Ms. Eldridge’s start date. Ms. Eldridge is eligible to receive a discretionary annual bonus.

In connection with the commencement of her employment, Ms. Eldridge was granted RSUs with an award value of $450,000 under the 2017 Plan, which can be settled for shares of Class A common stock that will vest over four years, of which 25% of the RSUs vested on March 1, 2021 and 6.25% of the shares subject to the award will vest (or have vested, as applicable) on the last day of each three-month period thereafter until March 1, 2024, subject to Ms. Eldridge’s continued employment on the vesting dates. Vesting of such RSUs may be fully accelerated in the event Ms. Eldridge is terminated by us without Cause or by her for Good Reason (each, as defined in the Company’s standard time-based RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan).

Ms. Eldridge is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Ms. Eldridge’s employment without cause, she will receive accrued compensation through the date of termination and, provided she executes and does not revoke a release of claims, she is entitled to a severance payment of $100,000, which will be paid in a lump sum within 60 days of Ms. Eldridge’s last day of employment with us. Pursuant to the terms of the employment offer letter, “cause” is generally defined as a finding by our Board of Directors that Ms. Eldridge has: (i) materially breached the offer letter, which breach has not been remedied within 30 days following written notice to her; (ii) engaged in disloyalty to our company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii)

disclosed trade secrets or confidential information of our company to persons not entitled to receive such information; (iv) breached the nondisclosure agreement that she entered into in connection with the commencement of her employment; or (v) engaged in such other behavior detrimental to the interests of our company as our Board of Directors reasonably determines.

The employment offer letter requires that Ms. Eldridge comply with our nondisclosure agreement, which provides that at all times during Ms. Eldridge’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Eldridge’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Ms. Eldridge’s termination of employment, Ms. Eldridge cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Scot Fredo

The employment offer letter with Mr. Fredo, dated November 30, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. Mr. Fredo is eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Fredo was awarded an option to purchase 8,000 shares of Class A common stock, pursuant to the terms of the Company’s Amended and Restated 2015 Equity Incentive Plan (“2015 Plan”). The shares of common stock underlying the option vested over four years as follows: 25% vested on the first anniversary of his start date, and an additional 6.25% vested at the end of each three-month period thereafter until the fourth anniversary of such start date, provided that Mr. Fredo remained employed on the applicable vesting dates and complied with the terms of the 2015 Plan. All such shares underlying the option are vested.

Mr. Fredo is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter requires that Mr. Fredo comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Fredo’s employment and thereafter, Mr. Fredo will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Fredo’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Fredo’s termination of employment, Mr. Fredo cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Dafna Sarnoff

The employment offer letter with Ms. Sarnoff, dated November 15, 2021, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of her employment, Ms. Sarnoff was eligible for a $200,000 sign-on bonus, 50% of which she received within 60 days of her start date and 50% of which she will receive within 60 days of the six month anniversary of such start date. This sign-on bonus is subject to repayment if Ms. Sarnoff’s employment terminates within 12 months following her start date. Ms. Sarnoff is eligible to receive a discretionary annual bonus.

In connection with the commencement of her employment, Ms. Sarnoff was granted (i) time-based RSUs with an award value of $1,125,000 under the 2017 Plan, which can be settled for shares of Class A common stock that will vest over four years, of which 25% of the RSUs will vest on December 1, 2022 and 6.25% of the shares subject to the award will vest on the last day of each three-month period thereafter until December 1, 2025, subject to Ms. Sarnoff’s continued employment on the vesting dates; and (ii) a NQSO to purchase shares of Class A common stock with an award value of $562,500 under the 2017 Plan that will vest over four years, of which 25% of the shares underlying the NQSO will vest on December 1, 2022 and 6.25% of the shares underlying the NQSO will vest on the last day of each three-month period thereafter until December 1, 2025, subject to Ms. Sarnoff’s continued employment on the vesting dates. Vesting of such time-based RSUs and NQSOs may be fully accelerated in the event Ms. Sarnoff is terminated by us without Cause or by her for Good Reason (each, as defined in the Company’s standard time-based RSU and NQSO award agreements for executive officers, the forms of which have been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan). Ms. Sarnoff was also granted 14,682 RSUs subject to performance-based vesting conditions with an award value of $562,500 under the 2017 Plan. The performance-based RSU awards vest, if at all, at the end of three- and four-year performance periods ending on December 31, 2024 and December 31, 2025, respectively, based on the change in our TSR compared to the TSR growth of the companies that comprise the S&P 500 Index as of the day before the applicable performance period. However, such performance-based RSUs were subsequently amended in accordance with the 2022 PSU Amendment.

Ms. Sarnoff is entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Ms. Sarnoff’s employment without cause, or Ms. Sarnoff terminates her employment for good reason, she will receive accrued compensation through the date of termination and, provided she executes and does not revoke a release of claims, she will be entitled to (i) a severance payment of an amount equal to nine months of her base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following her termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Ms. Sarnoff pays for continued health care coverage under our group health plans for herself and her dependents until the earlier of nine months, until she becomes eligible under another employer’s group coverage, or until she ceases to be eligible for COBRA coverage for any reason.

Pursuant to the terms of the employment offer letter: (1) “cause” is generally defined as a finding by our Board of Directors that (i) there is a reasonable basis for our company’s dissatisfaction with Ms. Sarnoff entertained in good faith, for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; (ii) there are grounds for discharge of Ms. Sarnoff reasonably related, in our company’s judgment, to the needs of its business; (iii) there is a breach of any covenant or obligation set forth in the offer letter or any other agreement between Ms. Sarnoff and our company during Ms. Sarnoff’s employment; or (iv) there is a layoff other than one that is unrelated to Ms. Sarnoff’s performance or conduct; and (2) “good reason” is generally defined as the occurrence of any of the following events, without Ms. Sarnoff’s consent: (i) a material diminution in her title, responsibilities, authority, or duties; (ii) a material diminution of her base salary or target annual discretionary bonus, except for across-the-board reductions based on our company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which she provides services to our company (with the exception of travel related to her duties); or (iv) our company’s material breach of the offer letter; provided that Ms. Sarnoff notifies us within 30 days of the occurrence of the condition constituting good reason, she cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, she terminates her employment within 30 days following the end of the cure period.

The employment offer letter requires that Ms. Sarnoff comply with our nondisclosure agreement, which provides that at all times during Ms. Sarnoff’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Sarnoff’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Ms. Sarnoff’s termination of employment, Ms. Sarnoff cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

Sarah Welch

On November 16, 2021, we and Ms. Welch entered into a separation agreement by mutual agreement, pursuant to which, in exchange for granting and not revoking a customary release, Ms. Welch received an aggregate cash severance payment of $2,119,471. Additionally, we have agreed to pay the employer portion of premiums for Ms. Welch’s continued participation in our medical and dental insurance plans until the earlier of (i) August 31, 2022 and (ii) the date on which Ms. Welch becomes eligible for other benefits through new employment.

Prior to her separation from the Company, Ms. Welch’s employment was governed by the terms of an employment offer letter. The employment offer letter with Ms. Welch, dated December 29, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other company employees. In connection with the commencement of her employment, Ms. Welch received a $37,500 sign-on bonus, which would have been subject to (i) full repayment if Ms. Welch’s employment terminated within three months following her employment start date and (ii) prorated repayment based on the number of months of service if Ms. Welch’s employment terminated within nine months following such initial three-month period. Ms. Welch is also eligible to receive a discretionary annual bonus.

In connection with the commencement of her employment, Ms. Welch was granted 264,000 RSUs (the “Welch RSU Award”) under the 2015 Plan, which could be settled for 88,000 shares of Class A common stock and 176,000 shares of Class B common stock, subject to service-based vesting over four years and liquidity event-based vesting, each of which have been satisfied and, as a result, all shares under the Welch RSU Award are now vested.

Ms. Welch was entitled to participate in all employee benefit programs made available to other company employees, including but not limited to health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

The employment offer letter required that Ms. Welch comply with our nondisclosure, developments, and non-competition agreement, which provided that at all times during Ms. Welch’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Welch’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after her termination date of December 3, 2021, Ms. Welch cannot (i) compete against our company, (ii) interfere or do business with any customers or affiliates of our company, or (iii) solicit in any way the employees of our company or any others who provide services to our company.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Trevisan, our Chief Executive Officer, to the median of the annual total compensation of all our employees. We consider the pay ratio set forth below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified our median employee for 2021 using a consistently applied compensation measure, annualized base salary, for all of our 1,203 active employees (288 of whom were employed through CarOffer, LLC) as of December 31, 2021, excluding Mr. Trevisan. Compensation data for our employees outside the United States was converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider factors including historic and forecasted rates. We did not make any cost-of-living adjustments. We identified employees within $1,000 of the median base salary amount for 2021 and selected the employee from that group whose target compensation mix is most representative of our consolidated employee population. We annualized the compensation of all newly-hired and part-time employees in 2021. Other than Mr. Trevisan, we included all of our employees and those of our consolidated subsidiaries as of December 31, 2021, whether employed on a full-time or part-time basis. We selected December 31, 2021 as the date as of which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

For 2021, the annual total compensation of Mr. Trevisan was $19,211,250, as set forth in the “Summary Compensation Table” above, approximately 94% of such amount was equity-based. Additionally, Mr. Trevisan’s annualized base salary was $540,000 for 2021, as set forth in the “Summary Compensation Table” above. The annualized base salary of the employee identified at the median of all of our employees (other than Mr. Trevisan) was $85,000. The resulting ratio of our CEO’s base salary to the base salary of the median employee is approximately 6.35:1.

After identifying our median employee, we also calculated that employee’s actual 2021 total compensation utilizing the same methodology used to calculate the total compensation of Mr. Trevisan as reflected in the “Summary Compensation Table” above. Based on such calculation, our median employee’s annual total compensation was $99,390, which amount is inclusive of the individual’s annual base salary, actual short-term incentive cash payment and the Company’s Section 401(k) matching contribution. This individual did not receive any equity-based compensation for 2021. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of the median employee is approximately 193:1. For additional context regarding this ratio, a significant portion of Mr. Trevisan’s compensation for 2021 was equity-based, including equity grants that were intended to cover the value of awards he would otherwise receive annually through 2024. As a result, the Compensation Committee has indicated that it does not currently contemplate that Mr. Trevisan would be eligible for another equity grant in respect of long-term incentive compensation until 2025. If the grant date fair value of Mr. Trevisan’s 2021 equity awards were annualized over the vesting periods, the ratio of our CEO’s 2021 annual total compensation to that of our median employee in 2021 would be approximately 57:1.

Director Compensation

During 2021, we compensated our non-employee directors for their service as directors. Accordingly, neither Mr. Steinert, our Executive Chairman and Chairman of our Board of Directors, nor Mr. Trevisan, our Chief Executive Officer, received any additional compensation for their service as directors.

The Compensation Committee periodically reviews the compensation of our non-employee directors and, as applicable, makes recommendations to our Board of Directors for its consideration of changes to our non-employee director compensation program. The Compensation Committee compares the compensation of our Board of Directors to compensation paid to the non-employee directors of the companies in our compensation peer group. The Compensation Committee also considers the responsibilities we ask from the members of our Board of Directors along with the amount of time required to perform those responsibilities.

Cash Compensation

We have established a cash and equity compensation program for our non-employee directors in consideration of their service on our Board of Directors and committees of our Board of Directors.

The cash compensation approved by our Board of Directors for 2021 is as follows:

Annual Base Compensation for Non-Employee Directors	$ 35,000
Additional Compensation for Audit Committee Chair	$ 20,000
Additional Compensation for Compensation Committee Chair	$ 12,000
Additional Compensation for Audit Committee Member (not Chair)(1)	$ 9,000
Additional Compensation for Compensation Committee Member (not Chair)	$ 5,000

(1)
Upon the recommendation of the Compensation Committee, our Board of Directors approved an increase to the annual cash fees payable to the members of the Audit Committee (other than the Chair) by $1,000, effective as of January 1, 2022.

The payments described above are payable in full on or promptly after the date of the annual meeting of stockholders for service during the fiscal year. When a non-employee director joins our Board of Directors or a committee of our Board of Directors or accepts another position on our Board of Directors, such director will receive prorated cash compensation based on the director’s expected service during the fiscal year.

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which the member serves and for reasonable costs and expenses incurred in attending director education programs.

Equity Compensation

Pursuant to our non-employee director compensation program, for service during the fiscal year each non-employee director is eligible to receive an annual grant of an RSU award on our standard form of RSU award agreement for non-employee directors, pursuant to the 2017 Plan and subject to Board of Directors approval (the “Annual Director Grant”). Each Annual Director Grant is granted on or promptly after the date of our annual meeting of stockholders; provided that if a new non-employee director joins our Board of Directors on a date other than the date of such annual meeting, the Annual Director Grant is granted on or promptly after the director’s commencement of service. The number of RSUs subject to the Annual Director Grant is determined based on dividing $150,000 by the closing market price of our Class A common stock on Nasdaq on the grant date; provided that if a new non-employee director joins our Board of Directors on a date other than the annual meeting date, the value of RSUs is prorated for the director’s expected service for the remainder of the fiscal year. The RSU awards under the Annual Director Grant are subject to a service-based vesting requirement, vesting in full on the first anniversary of such grant. Accordingly, for 2021, on June 2, 2021, our Board of Directors granted to each of our non-employee directors serving at such time a RSU award that may be settled for 5,504 shares of our Class A common stock. Additionally, in connection with Ms. Hao’s appointment to our Board of Directors on June 15, 2021, she was granted a RSU award that may be settled for 6,183 shares of our Class A common stock. Upon the recommendation of the Compensation Committee, our Board of Directors approved an increase in the number of RSUs awarded under the Annual Director Grant by increasing the numerator of $1500,000 to $175,000, effective as of January 1, 2022.

The following table sets forth information regarding the compensation of non-employee directors who served on our Board of Directors in 2021:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Total ($)
Steven Conine	40,000	149,984	189,984
Yvonne Hao	24,055(2)	150,000	174,055
Lori Hickok	55,000	149,984	204,984
Stephen Kaufer	40,000	149,984	189,984
Anastasios Parafestas(1)	44,000	149,984	193,984
Greg Schwartz	44,000	149,984	193,984
Ian Smith	47,000	149,984	196,984
(1)
Mr. Parafestas resigned from our Board of Directors effective June 15, 2021. The value of the Stock Awards reported herein reflects the value of such award as of the date of grant as described in footnote (3), and does not give effect to the forfeiture of such award as a result of his resignation from our Board of Directors.
(2)
Prorated based on Ms. Hao’s service during the fiscal year, which commenced June 15, 2021.
(3)
The amount reported in this column represents the aggregate grant date fair value of the RSU award based on the closing market price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 for the assumptions regarding the valuation of these equity awards.
(4)
As of December 31, 2021, our non-employee directors held the following aggregate number of shares of our Class A common stock under unvested RSU awards:

Name	Aggregate Number of Shares Underlying 2021 Stock Awards
Steven Conine	5,504
Yvonne Hao	6,183
Lori Hickok	5,504
Stephen Kaufer	5,504
Anastasios Parafestas(1)	0
Greg Schwartz	5,504
Ian Smith	5,504
(1)
Mr. Parafestas resigned from our Board of Directors effective June 15, 2021. As a result of his resignation, the Stock Awards granted to Mr. Parafestas in 2021 did not vest.

COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021.

By the Compensation Committee of the Board of Directors of CarGurus, Inc.

Ian Smith (Chair)

Steven Conine

Stephen Kaufer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2021, to which we were a party and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Related Person Transactions

We had no related person transactions in 2021, and no related person transactions are currently proposed.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Secretary. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction.

If advance review and approval is not practicable, the Chair of the Audit Committee will review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, notifying the Audit Committee at its next meeting. If we become aware that a related person transaction has not been approved under the policy, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The Audit Committee may approve or ratify the transaction if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The policy also provides that any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
whether the transaction would impair the independence of an otherwise independent director or nominee for director;
•
whether the transaction is undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose, timing, and the potential benefits to us, of the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transaction, among others, does not create a material direct or indirect interest on behalf of related persons and, therefore, is not a related person transaction for purposes of our policy: interests arising solely from the related person’s position as an employee (other than an executive officer) or director of another entity that is a participant in the transaction, when (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the amount involved in the transaction equals less than the greater of $1.0 million or 2% of the annual total annual revenue of the other entity that is a party to the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 12, 2022, with respect to the beneficial ownership of our common stock by:

•
each of our Named Executive Officers;
•
each of our directors and director nominees;
•
all of our directors, director nominees and executive officers as a group; and
•
each person or group of affiliated persons we believe to beneficially own 5% or more of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock and Class B common stock subject to options or RSUs held by that person that are currently exercisable, exercisable within 60 days after April 12, 2022 or vested and will settle within 60 days after April 12, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based our calculation of the percentage ownership of our Class A common stock and Class B common stock on 102,326,152 shares of our Class A common stock outstanding and 15,999,173 shares of our Class B common stock outstanding, in each case, as of April 12, 2022.

This table is based upon information supplied by officers, directors and stockholders we believe to be beneficial owners of more than 5% of our common stock as well as Schedules 13G or 13D filed by or on behalf of such stockholder with the SEC and amendments thereto.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o CarGurus, Inc., 2 Canal Park, Cambridge, Massachusetts 02141.

	Class A Common Stock		Class B Common Stock		Voting %(1)
Name	Shares	%	Shares	%
Named Executive Officers and Directors:
Langley Steinert(2)	123,824	*	15,998,005	100%	61%
Jason Trevisan(3)	395,400	*	–	–	*
Samuel Zales(4)	254,772	*	171,564	1.1%	*
Andrea Eldridge(5)	19,029	*	–	–	*
Scot Fredo(6)	35,688	*	–	–	*
Dafna Sarnoff	–	–	–	–	–
Sarah Welch(7)	–	–	–	–	–
Steven Conine(8)	24,215	*	–	–	*
Yvonne Hao	–	–	–	–	–
Lori Hickok(9)	18,080	*	–	–	*
Stephen Kaufer(10)	264,338	*	–	–	*
Greg Schwartz(11)	11,042	*	–	–	*
Ian Smith(12)	134,593	*	–	–	*
All current executive officers and directors as a group (14 persons)(13)	1,344,158	1.3%	16,169,569	100%	61.7%

5% Stockholders:
Wellington Management Group LLP, and its affiliated funds(14)	10,834,185	10.6%	–	–	4.1%
The Vanguard Group(15)	9,908,089	9.7%	–	–	3.8%
Manulife Financial Corporation, and its affiliated funds(16)	9,312,802	9.1%	–	–	3.6%
Dragoneer Investment Group, LLC(17)	9,283,746	9.1%	–	–	3.5%
BlackRock, Inc.(18)	6,100,334	6.0%	–	–	2.3%

* Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 112,414 shares of Class A common stock and 14,150,887 shares of Class B common stock held of record by Mr. Steinert, (ii) 11,408 shares of Class A common stock underlying options that were vested and exercisable as of April 12, 2022, and (iii) 2 shares of Class A common stock and 1,847,118 shares of Class B common stock held of record by The Langley Steinert Irrevocable Family Trust dated June 21, 2004, of which Mr. Steinert’s children are the beneficiaries. Mr. Steinert is neither trustee for nor beneficiary of such trust; however, Mr. Steinert may be deemed to be the beneficial owner of the shares held of record thereby. Mr. Steinert expressly disclaims beneficial ownership of the shares held by such trust.
(3)
Consists of (i) 233,260 shares of Class A common stock held of record by Mr. Trevisan, (ii) 82,140 shares of Class A common stock underlying options that were vested and exercisable as of April 12, 2022, and (iii) 80,000 shares of Class A common stock held of record by the Trevisan 2021 Grantor Retained Annuity Trust dated March 12, 2021, of which Mr. Trevisan is the trustee.
(4)
Consists of (i) 156,042 shares of Class A common stock held of record by Mr. Zales and (ii) 98,730 shares of Class A common stock and 171,564 shares of Class B common stock underlying options that were vested and exercisable as of April 12, 2022.
(5)
Consists of (i) 7,993 shares of Class A common stock held of record by Ms. Eldridge, (ii) 10,267 shares of Class A common stock underlying options that were vested and exercisable as of April 12, 2022, and (iii) 769 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(6)
Consists of (i) 26,562 shares of Class A common stock held of record by Mr. Fredo and (ii) 9,126 shares of Class A common stock underlying options that were vested and exercisable as of April 12, 2022.
(7)
Ms. Welch’s employment with the Company terminated effective as of December 3, 2021.
(8)
Consists of (i) 18,711 shares of Class A common stock held of record by Mr. Conine and (ii) 5,504 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(9)
Consists of (i) 12,576 shares of Class A common stock held of record by Ms. Hickok and (ii) 5,504 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(10)
Consists of (i) 258,834 shares of Class A common stock held of record by Mr. Kaufer and (ii) 5,504 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(11)
Consists of (i) 5,538 shares of Class A common stock held of record by Mr. Schwartz and (ii) 5,504 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(12)
Consists of (i) 129,089 shares of Class A common stock held of record by Mr. Smith and (ii) 5,504 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(13)
Consists of (i) 1,097,353 shares of Class A common stock and 15,998,005 shares of Class B common stock, (ii) 218,516 shares of Class A common stock and 171,564 shares of Class B common stock underlying options that were vested and exercisable as of April 12, 2022, and (iii) 28,289 shares of Class A common stock underlying RSUs that will vest within 60 days after April 12, 2022.
(14)
According to a Schedule 13G/A filed with the SEC on February 4, 2022, reporting the beneficial ownership of 10,834,185 shares of our Class A common stock, (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported having shared voting power over 8,856,244 shares of Class A common stock, shared dispositive power over all 10,834,185 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) Wellington Management Company LLP reported having shared voting power over 8,669,806 shares of Class A common stock, shared dispositive power over 10,037,475 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The shares of Class A common stock beneficially owned by Wellington Management Group LLP, as parent holding company of certain holding companies and investment advisors (the “Wellington Investment Advisers”), are owned of record by clients of such Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The principal business office of Wellington Management Group LLP and each of the affiliated funds listed above is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(15)
According to Schedule 13G/A filed with the SEC on February 9, 2022, reporting the beneficial ownership of 9,908,089 shares of our Class A common stock, The Vanguard Group reported that it had sole dispositive power over 9,654,075 shares of Class A common stock, shared dispositive power over 254,014 shares of Class A common stock, shared voting power over 176,979 shares of Class A common stock and sole voting power over none of the shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(16)
According to Schedule 13G/A filed with the SEC on February 16, 2022, reporting the beneficial ownership of 9,312,802 shares of our Class A common stock, (i) Manulife Investment Management (US) LLC (“MIM (US)”) reported that it had sole voting and dispositive powers over 9,263,650 shares of Class A common stock, and shared voting and dispositive powers over none of the shares, and (ii) Manulife Investment Management Limited (“MIML”) reported that it had sole voting and dispositive powers over 49,152 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. Manulife Financial Corporation (“MFC”) reported that it did not beneficially own any shares of Class A common stock, except through its indirect, wholly-owned subsidiaries, MIM (US) and MIML. The principal business office of each of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The principal business office of MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116.
(17)
According to Schedule 13G/A filed with the SEC on February 14, 2022, reporting the beneficial ownership of 9,283,746 shares of our Class A common stock, Dragoneer Investment Group, LLC (“Dragoneer”) and Marc Stad each reported having shared voting and dispositive powers over all 9,283,746 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. As the managing member of Dragoneer, Cardinal DIG CC, LLC may also be deemed to share voting and dispositive powers with respect to the shares of Class A common stock beneficially owned by Dragoneer and Mr. Stad. Mr. Stad is the sole member of Cardinal DIG CC, LLC. The principal business office of each of Dragoneer and Mr. Stad is One Letterman Dr., Bldg D. Ste M500, San Francisco, CA 94129.
(18)
According to a Schedule 13G/A filed with the SEC on February 3, 2022, reporting the beneficial ownership of 6,100,334 shares of our Class A common stock, BlackRock, Inc. reported that it had sole voting power over 6,015,884 shares of Class A common stock, sole dispositive power over all 6,100,334 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by stockholders	4,783,629(2)	$ 22.42	2,609,854(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	4,783,629	$ 22.42	2,609,854

(1)
The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)
Consists of options to purchase a total of 949,307 shares of our common stock and 3,834,322 shares of our common stock subject to RSU awards granted under our 2017 Plan, 2015 Plan or 2006 Plan.
(3)
Unless determined otherwise by the Compensation Committee, the number of shares of our Class A common stock reserved for issuance under our 2017 Plan will automatically increase on the first trading day in January of each year by the lesser of (i) 6 million shares or (ii) 4.0% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors (the “Evergreen Increase”). The Compensation Committee determined to not effectuate the Evergreen Increase that was otherwise scheduled to have occurred on each of January 2, 2019, January 2, 2020 and January 4, 2021. On January 3, 2022, an additional 4,070,921 shares of our Class A Common Stock was reserved for issuance under the 2017 Plan pursuant to the Evergreen Increase.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our amended and restated certificate of incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board of Directors currently consists of eight members, divided into three classes as follows:

•
Class I is comprised of Lori Hickok, Greg Schwartz and Jason Trevisan, each with a term ending at the 2024 annual meeting of stockholders;
•
Class II is comprised of Steven Conine, Yvonne Hao and Stephen Kaufer, each with a term ending at the Annual Meeting; and
•
Class III is comprised of Ian Smith and Langley Steinert, each with a term ending at the 2023 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Ms. Hao and Messrs. Conine and Kaufer are current directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated each of Ms. Hao and Messrs. Conine and Kaufer for election as Class II directors with terms ending in 2025.

A plurality of the combined voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II

NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young, an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ending December 31, 2022 and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2022. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

Ernst & Young has audited our financial statements since the fiscal year ended December 31, 2015. Ernst & Young has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Proxies solicited by management will be voted for ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment of Ernst & Young to a vote of the stockholders, our Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board of Directors (or any committee thereof). However, if the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons and consider whether to retain Ernst & Young or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young during the years ended December 31, 2021 and 2020:

Nature of Service	2021 Fees	2020 Fees
Audit Fees(1)	$ 1,902,023	$ 1,331,000
Audit-Related Fees	—	—
Tax Fees(2)	239,718	151,869
All Other Fees	—	—

Total:	$ 2,141,741	$ 1,482,869

(1)
Audit Fees consist of fees for professional services provided in connection with: the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our quarterly financial statements; consultations on accounting matters directly related to the audit, our acquisitions and the adoption of new accounting standards affecting future audit periods; and consents and assistance with and review of documents filed with the SEC, including services that are normally provided in connection with registration statements.
(2)
Tax Fees consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee as a whole, or through its Chair, pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve any such services, provided such pre-approval is reported to the Audit Committee at a subsequent meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services and other permissible non-audit services, provided that the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement, is hereby approved.

This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to advise on any specific element of our compensation program, but rather on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative in this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers.

At our 2019 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes regarding our named executive officer compensation. After considering the vote of stockholders on the matter, as well as our general compensation philosophy, we adopted an annual frequency for seeking advisory votes on named executive officer compensation. As a result, we held an advisory vote on named executive officer compensation at each of our 2020 and 2021 Annual Meetings of Stockholders, which received the approval of 97% of the votes cast for the proposal each such year. Although these results were advisory and not binding on the Company, our Board of Directors or the Compensation Committee, we value the opinions of our stockholders and commit to take the results of such vote into account when making subsequent decisions regarding the compensation of our Named Executive Officers.

While the vote on Proposal 3 at the Annual Meeting is non-binding and advisory, our Board of Directors and Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future compensation decisions for our Named Executive Officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Stockholder Proposals for 2023 Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than December 28, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals and nominations to be brought before an annual meeting – In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders or nominate any person or persons for election to our Board of Directors. In general, to be properly brought before an annual meeting, nominations for the election of directors or other such business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors (or any committee thereof), (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereof) or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of our capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the other notice procedures set forth in our bylaws. Written notice must be delivered to our Secretary no later than the deadlines for notice discussed below and must contain specified information concerning the nominees and the stockholder proposing such nominations and specified information regarding any other proposals as set forth in Section 2.12 of our amended and restated bylaws. A copy of the full text of the bylaw provisions discussed above may be obtained free of charge by requesting it in writing from our Secretary.

To be timely, notice must be delivered to or mailed and received at our principal executive offices: (x) not later than the close of business on the ninetieth (90th) calendar day, or earlier than the close of business on the one hundred twentieth (120th) calendar day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. As a result, the period for submitting proposals or nominations for the 2023 annual meeting of stockholders is between February 7, 2023 and March 9, 2023.

If a stockholder who has notified us of an intention to present a proposal at an annual meeting does not attend the meeting to present the proposal at such meeting, we need not present the proposal for vote at such meeting.

In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees’ household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker, other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a copy of our annual report or proxy statement, by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA or calling us at: +1 (617) 354-0068.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA, or calling us at: +1 (617) 354-0068.

Miscellaneous

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

You may obtain a copy of our Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission for the year ended December 31, 2021 without charge upon written request to: CarGurus, Inc., Attn: Investor Relations, 2 Canal Park, 4th Floor, Cambridge, Massachusetts 02141 USA.

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of our company and our stockholders.

THE BOARD OF DIRECTORS

Cambridge, Massachusetts

April 27, 2022

APPENDIX A

Cargurus, inc. C/o broadridge p.o. Box 1342 brentwood, ny 11717 scan to view materials & vote vote by internet - www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Et on june 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the meeting - go to www.virtualshareholdermeeting.com/carg2022 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone - 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Et on june 6, 2022. Have your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. To vote, mark blocks below in blue or black ink as follows: this proxy card is valid only when signed and dated. Keep this portion for your records detach and return this portion onlythe board of directors recommends you vote for the following director nominees: for withhold for all all all except to withhold authority to vote for any individual nominee(s), mark “for all except” and write the number(s) of the nominee(s) on the line below.to elect three class ii directors to hold office until the 2025 annual meeting of stockholders. Nominees 01) steven conine 02) yvonne hao 03) stephen kaufer the board of directors recommends you vote for proposals 2 and 3: for against abstain to ratify the selection of ernst & young llp as the company's independent registered public accounting firm for its fiscal year ending december 31, 2022. To approve, on a non-binding advisory basis, the compensation of the company's named executive officers. Note: to conduct any other business properly brought before the annual meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [please sign within box] date signature (joint owners) date 0000552257_1 R1.0.0.24

Important notice regarding the availability of proxy materials for the annual meeting: the annual report and notice and proxy statement are available at www.proxyvote.com cargurus, inc. Annual meeting of stockholders june 7, 2022 3:00 p.m. Et this proxy is solicited by the board of directors the undersigned hereby appoints jason trevisan and scot fredo, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of cargurus, inc. Which the undersigned is entitled to vote at the annual meeting of stockholders to be held virtually at 3:00 p.m. Et on tuesday, june 7, 2022, conducted via live audio webcast at www.virtualshareholdermeeting.com/carg2022, and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted for the election of the directors in item 1, for the proposal in item 2 and for the proposal in item 3. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment thereof. Continued and to be signed on reverse side 0000552257_2 r1.0.0.24